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                                                                    EXHIBIT 10.1





                           PURCHASE AND SALE AGREEMENT

                                 by and between


                       PIONEER NATURAL RESOURCES USA, INC.
                        PIONEER RESOURCES PRODUCING, L.P.


                                    as Seller


                                       and


                               PRIZE ENERGY CORP.
                                  as Purchaser






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                                TABLE OF CONTENTS

                          ARTICLE 1. SALE AND PURCHASE

      Effective Time..............................................................................................1
      Sale and Purchase...........................................................................................1
      Excluded Assets.............................................................................................4
      Defined Terms...............................................................................................6

                            ARTICLE 2. CONSIDERATION

      Consideration...............................................................................................9
      Manner of Payment...........................................................................................9
      Like Kind Exchange Option...................................................................................9
      Deposit....................................................................................................10
      Allocations................................................................................................10

                               ARTICLE 3. DEFECTS

      Definition of Acceptable Title.............................................................................11
      Definition of Permitted Encumbrances.......................................................................11
      Environmental and Physical Assessment......................................................................12
      Notice of Defects..........................................................................................14
      Remedy for Defects.........................................................................................15
      Preferential Purchase Rights and Consents to Assign........................................................19

         ARTICLE 4. SELLER'S REPRESENTATIONS, WARRANTIES AND DISCLAIMER

      Existence..................................................................................................21
      Power......................................................................................................21
      Authorization..............................................................................................21
      Brokers....................................................................................................21
      Foreign Person.............................................................................................21
      No Reservations............................................................................................22
      Permits....................................................................................................22
      Compliance with Law........................................................................................22
      Taxes......................................................................................................22
      Litigation.................................................................................................22
      Investment Representations.................................................................................22
      LIMITATION AND DISCLAIMER OF REPRESENTATIONS AND WARRANTIES................................................22

        ARTICLE 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER

      Existence..................................................................................................24
      Power......................................................................................................24
      Authorization..............................................................................................24
      Brokers....................................................................................................24
      Investment Intent..........................................................................................24
      Due Diligence..............................................................................................24
      Sophisticated Buyer........................................................................................24
      Economic Risk..............................................................................................25
      Financing..................................................................................................25
      Accredited Investor........................................................................................25
      Solicitation...............................................................................................25
      Bankruptcy.................................................................................................25
      General....................................................................................................25
      Financial Matters..........................................................................................25


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
                        ARTICLE 5A. ADDITIONAL COVENANTS

      Maintenance of Assets......................................................................................26
      No Encumbrances............................................................................................26
      Operations.................................................................................................26
      Access to Records..........................................................................................28
      Permissions................................................................................................28

                    ARTICLE 6. SELLER'S CONDITIONS OF CLOSING

      Representations............................................................................................28
      Performance................................................................................................28
      Officer's Certificate......................................................................................28
      Pending Matters............................................................................................28
      HSR Act....................................................................................................28

                  ARTICLE 7. PURCHASER'S CONDITIONS OF CLOSING

      Representations............................................................................................29
      Performance................................................................................................29
      Officer's Certificate......................................................................................29
      Pending Matters............................................................................................29
      HSR Act....................................................................................................29

                               ARTICLE 8. CLOSING.

      Time and Place of Closing..................................................................................29
      Closing Obligations........................................................................................29
      Purchaser's Extension of Closing...........................................................................30

                       ARTICLE 9. POST-CLOSING OBLIGATIONS

      Receipts and Credits; Suspense Funds.......................................................................31
      Costs and Liabilities; Indemnity...........................................................................31
      Further Assurances.........................................................................................36
      Delivery of Records........................................................................................36
      Access to Data.............................................................................................36
      PURCHASER'S RELEASE OF SELLER..............................................................................37
      RETROACTIVE EFFECT.........................................................................................37
      INDUCEMENT TO SELLER.......................................................................................37
      Related Agreements.........................................................................................37
      Disposal of Materials, Substances, and Wastes; Compliance and Law..........................................38
      Litigation.................................................................................................38
      Seller's Indemnity of Purchaser............................................................................38

                             ARTICLE 10. TERMINATION

      Right of Termination.......................................................................................38
      Effect of Termination......................................................................................39

                                ARTICLE 11. TAXES

      Apportionment of Ad Valorem and Property Taxes.............................................................40
      Sales Taxes................................................................................................40
      Other Taxes................................................................................................40
      Cooperation................................................................................................40

                  ARTICLE 12. PHYSICAL CONDITION OF THE ASSETS

      Prior Use of Assets........................................................................................41
      Assumption of Assets in Present Condition..................................................................41

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
      Casualty Loss..............................................................................................42
      Year 2000 Compliance.......................................................................................42

                            ARTICLE 13. MISCELLANEOUS

      Governing Law..............................................................................................42
      Entire Agreement...........................................................................................42
      Waiver.....................................................................................................43
      Captions...................................................................................................43
      Assignability..............................................................................................43
      Notices....................................................................................................43
      DTPA Waiver................................................................................................44
      Expenses...................................................................................................44
      Severability...............................................................................................44
      Damages....................................................................................................44
      No Third Party Beneficiary.................................................................................45
      Survival...................................................................................................45
      Counterparts...............................................................................................45
      Not to be Construed Against Drafter........................................................................45
      Waiver of Jury Trial.......................................................................................45
      Publicity..................................................................................................45
      Accounting.................................................................................................45
      Operatorship...............................................................................................46
      HSR Act....................................................................................................47
      Seller's Employees.........................................................................................47
      Time of Performance........................................................................................48
      No Partnership Created.....................................................................................48
      EXPRESS NEGLIGENCE RULE; CONSPICUOUSNESS...................................................................48
      Arbitration................................................................................................48
      Filing and Recording.......................................................................................50
      Removal of Signs...........................................................................................50
      Transition Agreement.......................................................................................51

EXHIBIT "A" -     PROPERTIES (WELLS AND UNITS)
EXHIBIT "A-1"     INTERESTS OF OTHER PARTIES
EXHIBIT "A-2"     ALLOCATED VALUES
EXHIBIT "B-1"     FORM OF ASSIGNMENT AND BILL OF SALE
EXHIBIT "B-2"     FORM OF CONVEYANCE
EXHIBIT "C"       LANDS AND LEASES
EXHIBIT "E"       DOMESTIC MINERAL EXCLUSION LIST

SCHEDULE 1-2(b) F FORM OF SEISMIC DATA LICENSE AGREEMENT
SCHEDULE 2.1 (c)  PREFERRED STOCK TERM SHEET
SCHEDULE 4.10     LITIGATION
SCHEDULE 5.14     PURCHASER'S BALANCE SHEET
SCHEDULE 8.2(b)   TRANSFER ORDERS AND LETTERS IN LIEU
SCHEDULE 9.11     ASSUMED LITIGATION
SCHEDULE 13.27    TRANSITION AGREEMENT

SCHEDULE 1 TO EXHIBIT "A"  COMPRESSOR INVENTORY LIST (GC ONLY)
SCHEDULE 2 TO EXHIBIT "A"  NON-LEASEHOLD EQUIPMENT
SCHEDULE 3 TO EXHIBIT "A"  VICTORIA OFFICE AND YARD
SCHEDULE 4 TO EXHIBIT "A"  UNDEVELOPED LEASEHOLD (ALL)
SCHEDULE 5 TO EXHIBIT "A"  VEHICLE REPORT (ALL)
SCHEDULE 6 TO EXHIBIT "A"  GAS PLANTS (PB&MC)


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                           PURCHASE AND SALE AGREEMENT

         This PURCHASE AND SALE AGREEMENT, including the exhibits and schedules hereto (this "Agreement"), is made this 16th day of May, 1999, by and between PIONEER NATURAL RESOURCES USA, INC., a Delaware corporation, and PIONEER RESOURCES PRODUCING L.P., (collectively, "Seller"); and PRIZE ENERGY CORP., a Delaware corporation with the address of 20 E. Fifth Street, Suite 1400, Tulsa, Oklahoma 74103 ("Purchaser").


                                    RECITALS:

         WHEREAS, Seller has agreed to sell and Purchaser has agreed to purchase certain of Seller's interests in certain Assets (as hereinafter defined) on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, for the benefits to each Party contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, Seller and Purchaser hereby agree as follows:


                          ARTICLE 1. SALE AND PURCHASE


         1.1 Effective Time. The effective time and date of the purchase and sale contemplated hereby shall be 12:01 a.m. Central Time on July 1, 1999 (the "Effective Time").

         1.2 Sale and Purchase. Subject to the terms and conditions herein contained, at Closing (as defined below) and effective as of the Effective Time, Seller shall sell, assign, transfer and convey to Purchaser, and Purchaser shall purchase, accept and receive, the right, title, and interest, if any, of Seller as of the Effective Time in and to the following described assets, less and except the Excluded Assets (the "Assets"):


         (a) the oil, gas and mineral leases and leasehold interests appurtenant to the wells and/or units described in Exhibit "A" attached hereto and incorporated herein to the extent and only to the extent they cover the lands described on Exhibit "C" attached hereto and incorporated herein, together with Seller's interest in any pooled, communitized or unitized acreage, to the extent and only to the extent any such wells are a part thereof , and all of the rights appurtenant thereto (the "Subject Properties" or "Subject Property") (reference being made to Seller's records and files, with respect to the above leases and wells, located at Seller's office at 303 Wall Street, Midland, Texas, for a more complete legal description of the leases, said interests to include all of the lands covered by said leases appurtenant to the wells listed on Exhibit "A" hereto, except in the instance(s) where Seller has retained a well on or other rights or interest in said leases and



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                  leaseholds in which event Purchaser shall receive the
                  pro-ration acreage attributable to the affected well(s) listed on Exhibit "A" hereto (or other minimum spacing unit or acreage applicable) or such other lands as Purchaser and Seller may agree, said lands to be described on Exhibit "A" to the Assignment and Bill of Sale, as hereinafter defined) (the Assets described in this Section 1.2(a) being sometimes referred to herein as the ("Sale Interest");

         (b) to the extent, and only to the extent, attributable or allocable to the Subject Properties: (1) all wells (including, but not limited to, the wells described in Exhibit "A" hereto and all other oil, gas, injection and water wells, whether plugged or unplugged and whether abandoned or not) ("Wells"), equipment, lease equipment, gathering pipelines, gas facilities, gathering systems, gathering, storage, distribution, treating, processing and disposal facilities and tanks, tools, buildings, and all other real or tangible personal property and fixtures which are located on or directly and solely related to the Subject Properties, including, without limitation, gas gathering systems (not carrying gas of Seller or any Affiliate of Seller from an Excluded Asset) which carry gas produced on any of the Subject Properties and the items of personal property described in Schedules 1, 2, 3 and 5 of Exhibit "A" hereto, specifically including portable tools, snow vehicles, equipment, inventory, and vehicles used exclusively on or exclusively appurtenant to the Subject Properties or the Wells, but, except as provided above, excluding personal property not used exclusively on or exclusively appurtenant to the Wells and personal property temporarily located on the Subject Properties; (2) all oil, gas, mineral and other hydrocarbon substances produced on or after the Effective Time; (3) to the extent the same are assignable or transferable by Seller, all orders, contracts, title opinions and documents, abstracts of title, leases, deeds, unitization agreements, pooling agreements, operating agreements, division of interest statements, participation agreements, gas purchase, sale, transportation and processing agreements, and all other agreements and instruments; (4) all surface leasehold and surface fee estates (but only to the extent overlying and within the boundaries of the lands comprising the Subject Properties), easements, rights-of-way, licenses, authorizations, permits and similar rights and interests, limited by and subject to the rights of third parties and applicable Related Agreements (as hereinafter defined); (5) to the extent assignable, lease files, land files, operating files, well files, oil and gas sales contract files, gas processing files, logs, test data, production histories, division order files, abstracts, and title files (the "Records"), and all rights thereto, limited by and subject to the rights, if any, retained by Seller and those of third parties and applicable Related Agreements; (6) royalty and overriding royalty interests not related, pertaining to or derived from the Excluded Minerals (as hereinafter defined) and to the extent and only to the extent pertaining to both the Sale Interest and the area underlying and within the boundaries of the lands comprising the Subject Properties; (7) all other rights, privileges, benefits and powers conferred upon the owner and holder of leasehold in the Subject Properties; (8) reversionary interests and farmout rights and interests appurtenant to the Subject Properties but not related, pertaining to or derived from the Excluded Minerals (hereinafter described); (9)



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                  a license, pursuant to Seller's Seismic Data License
                  Agreement, substantially in the form attached hereto as
                  Schedule 1.2.(b)F and incorporated herein, to all existing seismic and geophysical raw data possessed by Seller on the Effective Time, wholly owned by Seller, to the extent and only to the extent covering the area directly within the boundaries of the Subject Properties or within one mile of the Subject Properties (but only to the extent it does not cross over onto the boundary of a retained interest of Seller or an Excluded Asset) and only to the extent permitted by the applicable agreements and subject to all rights of third parties and all conditions or restrictions imposed by said third parties;

         (c) to the extent and only to the extent necessary for the ownership, use or development of the Subject Properties and limited by and subject to the rights of and conditions or restrictions imposed by third parties and applicable agreements, the concurrent, nonexclusive right of ingress and egress with respect to the fee, fee mineral, leasehold and royalty interest to the extent owned or retained by Seller in the area of the Subject Properties (at Purchaser's sole cost);

         (d) the wells, real or personal property (or mixed property), interests, assets, facilities and equipment identified on
                  Schedule 1, 2, 3, 4, 5 or 6 of Exhibit "A" hereto, which may or may not be expressly included in the engineering data previously furnished to Purchaser but which constitute a part of the Subject Properties and those interests, assets, facilities and equipment appurtenant to the Subject Properties but which are identified subsequent to the Execution Date by and placed on Exhibit "A" or any of the Schedules listed immediately above prior to Closing by Seller;

         (e) the interests described on Exhibit "A-1 " attached hereto and incorporated herein when offered by the owners thereof prior to Closing (provided each such owner offers to sell all of such owner's interest in each Well in a given field; in other words, no such owner may sell an interest in one or more Wells under this Section 12(e) while retaining an interest in another Well in the same field) shall be purchased by Purchaser at Closing for a value proportionate to the allocated value of Seller's related interest in said Asset, whether or not such interests are acquired by the Seller on or prior to Closing, unless such interests are subject to Defects specifically included in any Notice of Defects delivered hereunder, in which case, at Seller's sole option, (i) such affected interest shall be excluded from the Assets or (ii) the value with respect to such interest shall be reduced by the lesser of the cost to cure said defect or the said defect value not to exceed the proportionate allocated value for said interest, and such interest shall be conveyed to Purchaser at Closing as part of the Assets; all such interests acquired by Purchaser shall be deemed to be a part of the Sale Interest and subject to the terms of this Agreement for all purposes and the Purchase Price shall be increased at Closing by the amount allocated to such acquired interests;

         (f) the undeveloped leasehold identified in Exhibit "A" hereto and more fully described on Schedule 4 to Exhibit "A" together with all contract rights, personal



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                  property and other rights directly related thereto to the
                  extent assignable, and subject to and limited by the rights of third parties and Related Agreements and recognizing that such undeveloped leasehold may have expired or may expire after the Execution Date or may not have been renewed or may not be renewed;

         (g) the domestic U.S. mineral interests (and the royalty and overriding royalty interests associated with said mineral interests) to the extent covering lands outside the areas, land, counties, or parishes in the states described on Exhibit "E" attached hereto and incorporated herein (the "Mineral Interest"), with Seller expressly retaining, among the other things retained by Seller pursuant to this Agreement or not otherwise covered hereby, all right, title and interest in the domestic U.S. mineral interests, and the royalty and overriding royalty interests associated with said mineral interests, inside the areas, land, counties, or parishes in the states described on said Exhibit "E", (with such retained interests of Seller referred to as the "Excluded Minerals", with Excluded Minerals being considered Excluded Assets for purposes of this Agreement); provided, however, as to the Excluded Minerals, should any land ultimately and specifically described on an Exhibit "A" to any Assignment and Bill of Sale delivered to Purchaser by Seller pursuant to this Agreement (and an interest in said land is intended to be conveyed thereby) fall within the description for and conflict with the description of Excluded Minerals, then, as to and only as to the specific lands described in the said Assignment and Bill of Sale between Seller and Purchaser, all mineral, royalty and overriding royalty interests of Seller, if any, to the extent and only to the extent directly pertaining to and within the boundaries of said specifically described lands shall not be considered to be Excluded Minerals and shall be considered to have been conveyed to Purchaser pursuant to the terms of this Agreement, and only to the extent assignable, and subject and limited by the rights of third parties and Related Agreements;

         (h) the plants described on Schedule 6 to Exhibit "A" hereto (the "Gas Plants") and gathering systems appurtenant thereto and all gas processing, gas purchase and sale contracts associated therewith, subject to their terms and only to the extent assignable and subject to and limited by the rights of third parties and Related Agreements; and

         (i) the four (4) million shares of the common stock of Costilla Energy, Inc. ("Costilla Shares") possessed by Seller, subject to all restrictions in effect with regard to the Costilla Shares on the assignment or transfer of the Costilla Shares by Seller.


         1.3 Excluded Assets. Notwithstanding anything in this Agreement to the contrary, the Assets do not include and Purchaser agrees and acknowledges that Seller has reserved and retained from the Assets and hereby reserves and retains unto itself any and all rights, titles and interests in and to (a) fee, leasehold, mineral fee, royalty, overriding royalty, and other interests not expressly included under Section 1.2. above; (b) the right of ingress and egress over, across, under and through the Assets for the purpose of mining, drilling, exploring, operating, holding, producing and developing the fee, fee mineral, royalty interests and



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

leasehold interests reserved and retained by Seller for oil, gas, minerals and other hydrocarbon substances and other lawful substances; (c) seismic, geologic and geophysical records, information, and interpretations relating to the Assets, subject to Section 1.2(b)(9) above; (d) any and all records which consist of previous, contemporaneous or subsequent offers, discussions, or analyses associated with the purchase, sale or exchange of the Assets or any part thereof, proprietary or interpretive information, reserve data, internal communications, personnel information (not related to the personnel to whom Purchaser offers employment under Section 13.20 hereof), tax information, information covered by a non-disclosure obligation and information or documents covered by a legal privilege; (e) originals or copies of Records retained by Seller; (f) all claims, rights and causes of action against third parties, asserted and unasserted, known and unknown relating to the period prior to the Effective Time relating to the Assets, except to the extent and only to the extent that such claims, rights and causes of action have been or are then being offset against actual losses incurred by Purchaser as a result of, vested and existing pre-Effective Time liabilities or obligations assumed and fulfilled by Purchaser pursuant to the terms of this Agreement at the time Seller receives the benefit related to such claim, right or cause of action , relating to the same affected Assets but to the extent and only to the extent the liabilities or obligations are those to which such claims, rights and causes of action directly relate or pertain; (g) to the extent Seller has reserved interests, including deep rights, or to the extent Seller currently uses the following rights for its operations in the area of the Subject Properties, Seller reserves concurrent interests in any and all applicable easements, rights of way, contracts, licenses, permits, or other rights relating to the reserved interests or interests in the area; (h) communication equipment (other than communication towers and related equipment located at the Gas Plants or as listed on Exhibit "A" hereto), leased or rented equipment or facilities, office equipment, computer equipment and software; (i) all pipelines, gas plants, equipment, and attendant agreements, and rights of way owned or operated by Seller or by any Affiliate of Seller which are not listed on Exhibit "A" (except the Gas Plants);
(j) all oil or gas or other hydrocarbons produced before the Effective Time or in storage at the Effective Time; (k) any refund of taxes or other costs or expenses borne by Seller or Seller's predecessors in title attributable to the period of time prior to the Effective Time,except to the extent and only to the extent that such claims, rights and causes of action have been or are then being offset against actual losses incurred by Purchaser as a result of, vested and existing pre-Effective Time liabilities or obligations assumed and fulfilled by Purchaser pursuant to the terms of this Agreement at the time Seller receives the benefit related to such claim, right or cause of action , relating to the same affected Assets but to the extent and only to the extent the liabilities or obligations are those to which such claims, rights and causes of action directly relate or pertain; (l) any and all proceeds from the settlements or final adjudication of contract disputes with lessors, co-owners or operators of the Assets or with purchasers, gatherers, processors or transporters of hydrocarbons from or attributable to the Assets, including, without limitation, settlement of royalty, take-or-pay, pricing or volume adjustment disputes, insofar as said proceeds are attributable to periods of time prior to the Effective Time,except to the extent and only to the extent that such claims, rights and causes of action have been or are then being offset against actual losses incurred by Purchaser as a result of, vested and existing pre-Effective Time liabilities or obligations assumed and fulfilled by Purchaser pursuant to the terms of this Agreement at the time Seller receives the benefit related to such claim, right or cause of action , relating to the same affected Assets but to the extent and only to the extent the liabilities or obligations are those to which such claims, rights and causes of action directly relate or pertain;



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

(m) Excluded Minerals; and (n) items or interests excluded or removed elsewhere in or pursuant to this Agreement ((a) through (n), collectively, the "Excluded Assets" or, individually, an "Excluded Asset").

         1.4. Defined Terms.

              "Acceptable Title" has the meaning as set forth in Section 3.1.

              "Act" means the Securities Act of 1933, as amended.

              "Adjusted Purchase Price" has the meaning as set forth in Section 2.1.

              "Affiliate" or "Affiliates" means, as to any Person each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. For purposes of this Agreement, Purchaser is not and shall not be an Affiliate of Seller or any Person comprising Seller.

              "Agents" has the meaning as set forth in Section 3.3.

              "Allocated Values" has the meaning as set forth in Section 2.5.

              "Assets" has the meaning as set forth in Section 1.2.

              "Assignment and Bill of Sale" means an assignment and bill of sale in substantially the form attached hereto as Exhibit "B-1" and incorporated herein.

              "Business Day" or "Business Days" means a day or days excluding Saturdays, Sundays and U.S. legal holidays.

              "Casualty Loss" has the meaning as set forth in Section 12.3.

              "Claims" has the meaning as set forth in Section  9.2(a).

              "Closing" means the consummation of the purchase and sale of the Assets by Purchaser and Seller as contemplated in this Agreement.

              "Closing Date" has the meaning as set forth in Section 8.1.

              "Code" means the United States Internal Revenue Code of 1986, as amended.

              "Confidentiality Agreement" has the meaning as set forth in
              Section 13.2.

              "Conveyance" means a conveyance in substantially the form attached hereto as Exhibit "B-2" and incorporated herein.



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

              "Defect" and "Defects" have the meanings as set forth in Section 3.4.

              "Deposit" has the meaning as set forth in Section 2.4.

              "Effective Time" has the meaning as set forth in Section 1.1.

              "Environmental Defect" has the meaning as set forth in Section
              3.3.

              "Environmental Laws" means any and all Laws that relate to: (a) the prevention of pollution or environmental damages, (b) the abatement, remediation or elimination of pollution or environmental damage, (c) the protection of the environment generally, and/or (d) the protection of Persons or property from actual or potential exposure (or the effects of exposure) to pollution or environmental damage; including without limitation, the Clean Air Act, as amended, the Clean Water Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Safe Drinking Water Act, as amended, the Toxic Substance and Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous and the Solid Waste Amendments Acts of 1984, as amended, and the Oil Pollution Act of 1990, as amended.

              "Examination Period" has the meaning as set forth in Section 3.3.

              "Excluded Assets" has the meaning as set forth in Section 1.3.

              "Execution Date" is the date on which the last of the Parties hereto signs this Agreement.

              "Final Accounting" has the meaning as set forth in Section
              13.17.B.

              "Final Accounting Date" has the meaning as set forth in Section 13.17.B.

              "Gas Plants" has the meaning as set forth in Section 1.2(h).

              "HSR Act" has the meaning as set forth in Section 13.19.

              "Imbalances" has the meaning as set forth in Section 9.1.

              "Knowledge of Seller" [or Purchaser, as the case may be] or "to the best of Seller's knowledge and belief " [or Purchaser, as the case may be ]or words of similar import shall mean only the then existing actual knowledge of any president or vice president (without obligation of further inquiries) of Seller [or Purchaser, as the case may be] and is not intended to imply that such party in fact has actual knowledge of the subject matter to which such terms apply.



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

              "Laws" means laws, statutes, ordinances, permits, decrees, orders, judgments, rules or regulations (including without limitation Environmental Laws) which are promulgated, issued or enacted by a governmental entity (whether federal, state or local) or tribal authority having appropriate jurisdiction.

              "NORM" has the meaning as set forth in Section  9.2(b).

              "Notice of Defects" has the meaning as set forth in Section 3.4.

              "Notice Period" has the meaning as set forth in Section 9.2.(c).

              "Occurrence" has the meaning as set forth in Section 3.5 (c)(7).

              "Parties" means, collectively, Purchaser and Seller.

              "Party" means either Purchaser or Seller.

              "Permitted Encumbrances" has the meaning as set forth in Section 3.2.

              "Person" means any individual, corporation, partnership, association, join stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, court or other governmental unit or other agency or subdivision thereof, or any other legally recognizable entity.

              "Preferential Rights" has the meaning as set forth in Section 3.2(c).

              "Preliminary Settlement Statement" has the meaning set forth in
              Section 13.17.A.

              "Property" is the real property or properties, surface and subsurface, in which and on which the Assets, or any portion thereof, are located or pertain and includes the land, if any, described or referred to in Exhibit "A" hereto.

              "Property Taxes" has the meaning as set forth in Section 11.1.

              "Purchase Price" has the meaning as set forth in Section 2.1.

              "Purchaser Shares" has the meaning as set forth in Section 2.1(c).

              "Records" has the meaning as set forth in Section  1.2(b).

              "Related Agreements" has the meaning as set forth in Section 9.9.

              "Representative" and "Representatives" have the meaning as set forth in Section 9.2(e).

              "Sale Interest" has the meaning as set forth in Section 1.2(a).

              "Sellers Direct Ownership" is only that period from and after the time at which Seller actually acquired the affected interest in the Affected Asset to the Effective Time notwithstanding that the interest may have been acquired, by merger, consolidation or other similar transaction, and it expressly excludes any period of ownership by a merged, consolidated or other predecessor or liability of any such predecessor prior to such time notwithstanding that Seller may have assumed such liability of such predecessor.

              "Subject Properties" has the meaning as set forth in Section
              1.2(a).

              "Suspense Funds" has the meaning as set forth in Section 9.1.

              "Title Defect" has the meaning as set forth in Section 3.4 (a).

              "Wells" has the meaning as set forth in Section  1.2(b).


                            ARTICLE 2. CONSIDERATION

         2.1 Consideration. As consideration for this Agreement, Purchaser shall pay to Seller $245,000,000.00 (US$) (the "Purchase Price"), as may be adjusted pursuant hereto (the "Adjusted Purchase Price"). The Purchase Price shall be increased at the annual rate of ten (10%) per cent compounded daily until Closing, if Closing has not occurred on or before June 29, 1999, under the conditions as provided in Section 8.3. The components of the Purchase Price are as follows:

                  a) $215 million (US$), to be paid in cash at Closing, as adjusted pursuant to this Agreement;

                  b) 2,307,693 shares of 6% convertible preferred stock, of Purchaser, to be delivered to Seller at Closing, as more fully described in Schedule 2.1(c) and subject to terms and conditions as more fully described in Schedule 2.1(c), which shares shall be deemed by the Parties to have a value of $30 million (US$) (the "Preferred Shares").

         2.2 Manner of Payment. At Closing, except as provided in the following
Section 2.3, Purchaser shall pay to Seller or Seller's designee the cash payment component of the Purchase Price to be paid in accordance with Section 2.1(a) by wire transfer of immediately available funds. Seller will provide Purchaser the necessary wiring instructions no later than two (2) business days prior to Closing.

         2.3 Like Kind Exchange Option. Seller and Purchaser hereby agree that Seller, in lieu of the sale of the Assets to Purchaser for the consideration provided herein, shall have the right at any time prior to Closing to assign all or a portion of its rights under this Agreement to a qualified intermediary in order to accomplish the transactions contemplated hereby in a manner that will comply, either in whole or in part, with the requirements of a like kind exchange pursuant to Section 1031 of the Code. In the event Seller assigns its rights under this Agreement pursuant to this Section 2.3, Seller agrees to notify Purchaser in writing of such assignment before Closing. If Seller assigns its rights under this Agreement, Purchaser agrees to (i) consent to Seller's assignment of its rights in this Agreement, (ii) deposit the Adjusted Purchase Price with the qualified escrow or qualified trust account designated by Seller at Closing, and (iii) take such further actions, at Seller's cost, as are reasonably required to effectuate the transactions contemplated hereby pursuant to Code Section 1031, but, in so acting, Purchaser shall have no liability to any Party in connection with such actions. All risks associated with any like kind exchange and compliance thereof with applicable laws, rules and regulations shall be the sole responsibility of Seller, and Seller agrees to indemnify and hold Purchaser harmless from and against all costs, expenses, liabilities and obligations which arise as a result of Purchaser's agreement contained in this
Section 2.3.

         2.4 Deposit. Upon the execution hereof Purchaser shall pay to Seller $10,000,000.00 (US$) and, on or before June 7, 1999, Purchaser shall pay to Seller an additional $5,000,000.00 (US$) totaling $15,000,000.00 (US$)so paid to Seller (the "Deposit"). Except as provided in this Agreement, the Deposit will be applied to the Purchase Price at Closing and is not refundable. If Closing occurs, the Deposit and any interest earned thereon through June 29, 1999 shall be applied to reduce the cash portion of the Adjusted Purchase Price. Interest earned after June 29, 1999 attributable to the Deposit shall be the sole property of Seller, regardless of whether or not Closing occurs. If Closing does not occur, the Deposit shall be applied as provided in Section 10.2. Until disposed of in accordance with the terms of this Agreement or until termination of this Agreement, the Deposit shall be held and invested by Seller in marketable obligations issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America, or in money market and/or mutual funds that invest solely in such obligations.

         2.5 Allocations. Purchaser shall make a good faith allocation of the Purchase Price among the Assets, and such allocation shall be set forth on Exhibit A-2 (the form of which is attached hereto) which shall be completed by Purchaser and delivered to Seller on or before 5:00 p.m. May 20, 1999, whereupon it shall be incorporated in, and made a part of, this Agreement (the "Allocated Values"). Purchaser agrees that its allocations pursuant to this Section 2.5 shall be reasonable and based on the information available to Purchaser on the Execution Date and evaluation standards or methodologies consistent with those used in the oil and gas industry for similar properties. Purchaser shall provide Seller, in reasonable detail, the methodologies and standards behind and supporting its allocations hereunder within three (3) Business Days after the written request of Seller. If additional or more detailed allocations are needed for preferential purchase rights or other reasons, Purchaser shall provide such additional allocations within five (5) days after any such request by Seller, each of which allocations shall also be an Allocated Value.

                               ARTICLE 3. DEFECTS

         3.1. Definition of Acceptable Title. As used herein, the term "Acceptable Title" shall mean, (i) as to the Gas Plants, such right, title and interest expressed on Exhibit "A" hereto that is free and clear of all liens, claims and encumbrances, except for "Permitted Encumbrances" (provided however, that the presence of a preferential right to purchase provision shall not be considered a Defect); and (ii) as to the Subject Properties, such right, title and interest that, as to the currently producing intervals in the Wells (regardless of any change in the productive status of any Well), (a) entitles Seller to receive not less than the net revenue interest set forth in Exhibit "A" hereto of all oil, gas and associated liquid and gaseous hydrocarbons produced, saved and marketed from the currently producing intervals of the respective Wells, (b) obligates Seller to bear costs and expenses relating to the maintenance, development, and operation of the Wells relative to the respective Subject Properties in a percentage not greater than the working interest set forth in Exhibit "A" hereto for each, unless there is a corresponding increase in the applicable net revenue interest, and (c) except for Permitted Encumbrances, is free and clear of all liens, claims and encumbrances; provided, however that the presence of a preferential right to purchase provision shall not be considered to be a Defect . Evidence that Seller receives its full share of proceeds from a purchaser or third party operator (not under a 100% or other division order requiring Seller to further distribute proceeds to third parties) for an Asset creates a rebuttable presumption that no Title Defect exists with respect to the Asset. As provided herein, Purchaser must notify Seller in writing if Purchaser determines or discovers that Seller's net revenue interest or working interest is greater than that shown on Exhibit "A" hereto. Purchaser acknowledges and agrees that any net revenue interests and working interests reflected on Exhibit "A" hereto are for the convenience of Seller and Purchaser and included solely for the purpose of determining Acceptable Title prior to Closing; Seller does not and shall not represent or warrant that the Sale Interest is equal to any such interests in any respect, but agrees that (i) for purposes of determining Defects prior to Closing, with respect to those Subject Properties listed on Exhibit "A" hereto with "0.0000" "APO" interests, the "APO" interests shall be deemed to be the same as the corresponding "BPO" interests, and (ii) Purchaser may assert as a Title Defect any matter reasonably expected, as to existing production, to reduce the net revenue interest assigned to such Subject Property or Well or any matter reasonably expected, as to existing production, to increase the working interest assigned to such Subject Property and Well unless there is a corresponding increase in the applicable net revenue interest.

         3.2. Definition of Permitted Encumbrances. As used herein, the term "Permitted Encumbrances" shall mean the following items, provided none of the following items shall operate, as of Closing, to increase the working interest of Seller as set forth in Exhibit "A" hereto for any of the Subject Properties, without a corresponding increase in the applicable net revenue interest, or decrease the net revenue interest of Seller set forth in Exhibit "A" hereto for any of the Subject Properties:

         (a) lessors' royalties, overriding royalties, production payments, reversionary interests and similar burdens;

         (b)      division orders and sales contracts;

         (c)      preferential rights to purchase ("Preferential Rights");

         (d)      rights to consent to assignment of all or any of the Assets;

         (e) materialman's, mechanic's, repairman's, employee's, contractor's, operator's, tax, and other similar liens, assessments or charges arising in the ordinary course of business for obligations that are not yet due or delinquent, or if delinquent, that are being contested by Seller in good faith in the normal course of business;

         (f) rights to consent by, required notices to, filings with, or other actions by governmental entities which are applicable to the sale of Assets hereunder and not to a prior sale in connection with the sale or conveyance of oil and gas leasehold and fee estates or interests therein, which consents, notices, filings and/or other actions are customarily obtained after closing;

         (g) easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations affecting the Assets;

         (h) rights reserved to or vested in any governmental, statutory or public authority to control or regulate any of the Assets in any manner, and all applicable laws, rules and orders of any governmental authority affecting the Assets;

         (i) operating agreements, unit agreements, unit operating agreements, pooling agreements and pooling designations affecting the Subject Properties which are of public record or contained in the Records or otherwise available to Purchaser and all actions taken or operations occurring in the normal course of business pursuant to such instruments;

         (j) Defects that Purchaser may have expressly waived in writing or which are deemed to have been waived pursuant to Section 3.5;

         (k) all conveyances, reservations and exceptions of public record or contained in the Records affecting the Assets which in the aggregate are not such as to interfere materially with the operation or use of any of the Subject Properties or materially reduce the value thereof; and

         (l) all other liens, charges, encumbrances, contracts, agreements, instruments, obligations, defects and irregularities affecting the Assets which are not such as to interfere materially with the operation or use of the affected Subject Properties or materially reduce the value thereof.

         3.3. Environmental and Physical Assessment. Subject to the terms hereof, Seller's customary Site Access Agreement (if Seller requests Purchaser to execute same) and the Confidentiality Agreement, Purchaser shall have the right at its sole risk and expense to make an environmental and other physical assessment of the Assets during the period beginning on the Execution Date and ending at 5:00 p.m. on the 15th Business Day prior to the Closing Date (the

"Examination Period"). If Purchaser desires to undertake an environmental assessment, both the consultant(s) and the scope of the proposed assessment, including testing protocols, must be acceptable to Seller before work may begin; however, Seller will not unreasonably withhold its acceptance and will respond to Purchaser's request in this regard by 5:00 p.m. the second Business Day after such request. During Seller's normal business hours and subject to the terms of this Agreement, Purchaser and its employees, contractors, lenders, and consultants ("Agents") shall have the right to enter upon the Assets operated by Seller and all buildings and improvements thereon (and Seller shall use reasonable efforts to obtain permission for Purchaser to gain access to Assets operated by others, but such access and the terms of such access cannot be guaranteed)to inspect the same, conduct soil and water tests and borings, and generally conduct such tests, examinations, investigations and studies as may be reasonably necessary or appropriate for the preparation of appropriate environmental and other reports relating to the Assets, their condition, and the presence of wastes or contaminants. Purchaser shall provide Seller with 48 hours prior notice of such activities related to the Assets, regardless of who operates the same, and Seller shall have the right to (i) witness all such tests and investigations, (ii) receive an equal distribution of all samples taken by Purchaser or its Agents, and (iii) prohibit such tests and investigations which it believes could materially damage its properties or business interests. Entry onto the Assets by Purchaser or its Agents will be subject to third-party restrictions, if any, and to Seller's safety, industrial hygiene, and drug and alcohol policies and guidelines and Purchaser will be responsible for assuring compliance with same by itself and its Agents. In accordance with the terms of the Confidentiality Agreement, the Purchaser and its Agents shall keep any data or information acquired by all such examinations and the results of all analyses of such data and information strictly confidential and not disclose any of the same to any Person unless otherwise required by law or regulation and then only after written notice to Seller of the need for disclosure and the identity of all intended recipients. Seller hereby grants Purchaser access to the Assets to conduct its environmental and other physical assessment upon the condition that, PURCHASER HEREBY INDEMNIFIES, DEFENDS AND HOLDS SELLER AND ITS AFFILIATES AND THEIR RESPECTIVE REPRESENTATIVES, INCLUDING WITHOUT LIMITATION, ANY PERSON THAT HAS SERVED AS A DIRECTOR, OFFICER OR EMPLOYEE THEREOF, HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS OF WHATEVER NATURE FOR OR RELATED TO PERSONAL INJURY, DEATH OR PROPERTY DAMAGE ARISING OUT OF OR AS A RESULT OF THE ACTIVITIES BY OR ON BEHALF OF PURCHASER OR ITS AGENTS ON OR RELATED TO THE ASSETS IN CONDUCTING SUCH ENVIRONMENTAL AND PHYSICAL ASSESSMENTS OR THE EXERCISE OF ITS RIGHTS UNDER THIS
SECTION 3.3. If, and only if, during the Examination Period, Purchaser determines in good faith that there is an Environmental Defect which directly arises from or is directly related to the Subject Properties or the ownership or operation thereof and the environmental condition comprising the Environmental Defect was not disclosed to or known by Purchaser on or before the Execution Date, Purchaser may include notice of such Defect in any Notice of Defects delivered hereunder; provided, that any such matter not included in a Notice of Defects shall be and hereby is forever waived by Purchaser. "Environmental Defect" means a condition or circumstance which constitutes a violation of applicable Environmental Laws on the Execution Date.

         3.4. Notice of Defects. If any matter is discovered by Purchaser that, in Purchaser's reasonable, good faith opinion, would (a) cause any of the Sale Interest not to be Acceptable Title (a "Title Defect"), (b) constitute an Environmental Defect (subject to Section 3.3); [but as to (a) above, only to the extent that each such matter exceeds a value of $15,000.00 and for, and only for, (b) above individual defects must exceed a minimum of $100,000.00) individually, a "Defect", and collectively, the "Defects", then if, and only if, the total value of all Defects as to Section 3.4 (a) exceeds five percent (5%) of the Purchase Price (the "Title Threshold") or Defects as to Section 3.4 (b) exceeds five percent (5%) of the Purchase Price, (the "Environmental Threshold") Purchaser may provide written notice (a "Notice of Defects") thereof actually delivered to Seller not later than noon, on the first Business Day after the end of the Examination Period. "Title Defect" does not include (A) a lien or encumbrance in the form of a judgment secured by a supersedeas bond or other security approved by the court issuing the order; (B) the loss of lease acreage between the Execution Date and the Closing Date, because the lease term expires and or (C) the decline or loss of production from any Well. The Title Threshold and the Environmental Threshold are collectively the "Thresholds". A Notice of Defects shall specifically identify the Defect and all positive adjustments to the net revenue interest or working interest and include (i) Purchaser's purported value of each specific Defect which value, as to each Subject Property or Asset, collectively for all Defects for that Subject Property or Asset, cannot exceed the allocated value of the affected Subject Property or Asset as set out on Exhibit "A" hereto, (ii) an identification of each affected Asset,
(iii) Purchaser's basis for determining the existence and value of such Defect, together with copies of all associated reports, title opinions, data, curative information, evidence, valuations, assessments, conclusions and supporting calculations, and (iv) Purchaser's statement of steps reasonably necessary to cure each such Defect to its reasonable satisfaction, all of which shall be kept strictly confidential by Purchaser and its Agents prior to Closing, except to the extent required by law, regulation or order of any court or other governmental authority or as may be necessary to address Defects identified in a Notice of Defects. IN ADDITION TO PURCHASER'S OTHER OBLIGATIONS AND RESPONSIBILIITES UNDER THIS AGREEMENT, PURCHASER, FOR THE PURPOSES OF THIS AGREEMENT, SHALL BE SOLELY RESPONSIBLE FOR EACH AND EVERY DEFECT BELOW THE LEVEL OF THE THRESHOLDS. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS
ARTICLE 3, THE DEFINITIONS OF DEFECT, TITLE DEFECT, AND/OR ENVIRONMENTAL DEFECT (OR ANY PLURAL THEREOF) EXCLUDES ANY AND ALL MATTERS, ISSUES, AND/OR DEFECTS RAISED BY OR ON BEHALF OF COSTILLA ENERGY, INC., IN THAT "NOTICE OF DEFECTS" DATED WEDNESDAY, OCTOBER 28, 1998, DELIVERED TO PIONEER NATURAL RESOURCES USA, INC., ON OCTOBER 29, 1998, (A COPY OF WHICH HAS BEEN PROVIDED TO PURCHASER) AND ALL SUPPORTING TITLE OPINIONS, ENVIRONMENTAL REPORTS, SUMMARIES OR OTHER SUPPORTING DOCUMENTS PROVIDED AS A PART THEREOF OR THEREWITH AND SUCH MATTERS, ISSUES AND/OR DEFECTS SHALL NOT BE INCLUDED IN ANY NOTICE OF DEFECTS HEREUNDER OR OTHERWISE AND ARE HEREBY FOREVER WAIVED BY PURCHASER FOR ALL PURPOSES EXCEPT THAT THE ENVIRONMENTAL THRESHOLD SHALL BE REDUCED BY THE AMOUNT OF $1.5 MILLION TO REFLECT AN AGREED CREDIT FOR ENVIRONMENTAL DEFECTS RAISED BY COSTILLA ENERGY, INC.

         3.5. Remedy for Defects. In Seller's sole discretion, but without obligation, it may, at its sole cost, take such steps it deems appropriate or as are identified by Purchaser's Notice pursuant to Section 3.4 (iv) above or as are reasonably necessary to cure or minimize Defects identified in a Notice of Defects. In addition to performing curative, Seller, at its sole option and upon written notice to Purchaser, may remove the affected Subject Property from this Agreement and adjust the Purchase Price by the allocated value for the removed Subject Property unless Purchaser waives the subject Defect(s) by written notice within two (2) days after the date of Seller's notice to Purchaser hereunder. In the event Seller is unable or elects not to cure or minimize any or all such Defects and if any examination by Purchaser or Seller results in a finding that the interest of Seller is greater than stated in Exhibit "A" hereto and such increase (which such increase must, if found by Purchaser, be identified in such Notice to Seller) serves to increase the value of the Subject Properties or component of the Assets, Seller and Purchaser shall meet and discuss the validity of each such Defect claim and the need for and the amount of any mutually acceptable Purchase Price adjustment.

         (a) Title Defect adjustments shall be made with reference (as a maximum) to the allocated value for each affected Asset as set forth in Exhibit "A" hereto and with the following criteria:

                  (1) If the Defect is based on Seller's owning a different net revenue interest than that shown on Exhibit "A", then the Defect value will be the absolute value of the number determined by calculating a ratio of change between the Seller's net revenue interest shown on Exhibit "A" and the actual or agreed interest by dividing the actual or agreed interest by the net revenue interest shown on Exhibit "A" then subtracting the quotient from 1.00 and multiplying the results times the Purchaser's allocated value.

                  (2) If the claim is based on an obligation or burden that is liquidated in amount, then the adjustment will be the sum agreed by the Parties necessary to remove the obligation or burden from the affected Asset.

                  (3) If the claim is based on an obligation or burden that is not liquidated, but can be estimated with reasonable certainty, the adjustment will be the sum agreed by the Parties necessary to compensate Purchaser on the Closing Date for the adverse economic effect on the affected Asset.

              (i) Subject to clause (ii) below, if the amount of the adjustment for each Defect cannot be determined based on the above criteria, and if the parties cannot otherwise agree on the amount of an adjustment, Seller may, at its sole option and upon written notice to Purchaser, either:

                  (1) terminate this Agreement and refund the Deposit and all accrued interest thereon subject to Section 10.2;

                  (2) remove the affected Asset from this Agreement and adjust the Purchase Price by the allocated value for the Asset; or

                  (3) elect to resolve the dispute under the arbitration provisions of this Agreement.

             (ii) The Purchase Price will be adjusted only if the sum (i.e.
                  offsetting of increases and decreases) of all adjustments under this Section 3.5(a) (not otherwise resolved hereunder) as to Title Defects exceed, and then only to the extent exceeding, the Title Threshold and as to Environmental Defects only to the extent exceeding the Environmental Threshold. If the sum of all agreed adjustments for Title Defects or Environmental Defects, separately, would result in the Purchase Price being reduced by more than ten (10) percent, or twenty (20) percent collectively, either Purchaser or Seller may, upon written notice to the other Party, terminate this Agreement, and in which case Seller shall refund the Deposit and all interest accrued thereon, subject to Section 10.2.

         (b) For environmental matters, Seller will have thirty days after receipt of Purchaser's Notice of Defects, or until five days before the Closing Date, if it determines that an Environmental Defect (whether material or not) may exist with respect to an Asset, to elect any of the following:

                  (1) adjust the allocation for an Asset by a mutually acceptable amount reflecting Seller's proportionate share, based on its working interest, of the cost reasonably estimated to remediate the Environmental Defect (in the manner described below) affecting the Assets;

                  (2) remove the affected Asset from this Agreement and adjust the Purchase Price by the allocation for the affected Asset;

                  (3) remedy, or agree to remedy, the Environmental Defect as provided below; or

                  (4) terminate this Agreement and refund the Deposit and all accrued interest thereon, subject to Section 10.2.

                  Seller may delay Closing until the end of this thirty-day period, which delay will be in addition to and under the same terms as Seller's right to delay Closing under Section 8.1.

                  If the Purchase Price is adjusted because of an Environmental Defect, the amount of the adjustment will be the cost to remediate the Environmental Defect, but only to the level required by the Environmental Laws in effect on the Execution Date but not to exceed the allocated value for the affected Asset(s). Seller may require Purchaser to remit the full allocation at Closing, without adjustment for the Environmental Defect, but if it does so, it will pay the amount of the adjustment to Purchaser when the remediation performed by Purchaser is complete under applicable law. If the cost to remediate exceeds the amount of the adjustment,

                  Purchaser will pay the additional costs to remediate the Environmental Defect as required by applicable law.

         (c) If Seller elects or agrees with Purchaser to remediate an Environmental Defect or is required by governmental or regulatory agency to remediate an Environmental Defect, the following will govern the remediation:

                  (1) Seller will be responsible for all negotiations and contacts with federal, state, and local agencies and authorities with regard to the Environmental Defect or remediation. Purchaser may not make any independent contacts with agency, authority, or other third party with respect to the Environmental Defect or remediation and will keep all information regarding the Environmental Defect confidential, except in each instance to the extent required by applicable law.

                  (2) Seller will remediate the Environmental Defect to the level agreed upon by Seller and Purchaser, but in no event will Seller be required to remediate the Environmental Defect beyond the level required by the Environmental Laws in effect on the Execution Date.

                  (3) Purchaser will grant and warrant access to the Assets and entry on the Property after Closing to Seller, its Representatives, and third parties conducting assessments or remediation, to the extent and as long as necessary to conduct and complete the assessment or remediation work, to remove equipment and facilities, and to perform any other activities reasonably necessary in connection with assessment or remediation.

                  (4) Purchaser will use its best efforts not to interfere with Seller's ingress or egress or assessment or remediation activities. Seller will make reasonable efforts to perform the work so as to minimize disruption to Purchaser's business activities and to the Assets and the Property.

                  (5) Seller will continue remediation of the Environmental Defect until the first of the following occurs:

                           (a) The appropriate governmental authorities provide written notice to Seller or Purchaser that no further remediation of the Environmental Defect is required; or

                           (b) Seller determines that the Environmental Defect has been remediated to the level required by the Environmental Laws or as agreed by the Parties.

                           Upon the occurrence of either (a) or (b) above, Seller will notify Purchaser that remediation of the Environmental Defect is complete and provide a copy of the notification described in clause (a) above, if applicable. Upon delivery of Seller's notice, Seller will be released, without further action or documentation, from all liability and have no further obligations under any provisions of this Agreement in connection with said Environmental Defect.

                  (6) Until Seller completes remediation of an Environmental Defect, Seller and Purchaser will each notify the other of any pending or threatened Claim, action, or proceeding by any authority or private party that relates to or would affect the environmental condition, the assessment, or the remediation of the affected Assets or Property.

                  (7) After delivery of possession or Closing (whichever occurs first) and before Seller has completed remediation of an Environmental Defect, if a leak, spill, or discharge of any material or substance ("Occurrence") occurs on the Property or Assets, or any part of them, Purchaser will promptly notify Seller and act promptly to minimize the effects of the Occurrence. If a spill, leak or discharge occurs and Seller determines that it may affect that area where Seller is conducting remediation or assessment, Purchaser will hire a consultant (who must be acceptable to Seller) to assess the effect of the occurrence on the environmental condition of the Property and Seller's remediation work and the cost of the additional work required as the result of the Occurrence. Except to the extent the Occurrence was caused by Seller, Purchaser will be responsible for the incremental cost of remediating the impact of the Occurrence. If Seller's remediation is expanded to incorporate remediation of the Occurrence, Purchaser will promptly pay its share of costs and expenses to Seller as the work is performed, within thirty days of receipt of invoices for the work (with supporting documentation). Payments not made timely will bear interest at a rate of twelve percent per annum or the maximum lawful rate, whichever is less, compounded daily from the date of Purchaser's receipt of the invoice until paid.

                           If the cost of the additional work equals or exceeds the cost which would have been incurred but for the Occurrence, Seller will pay Purchaser the cost that would have been incurred by Seller to complete the remediation but for the Occurrence. As consideration for this payment, Purchaser will accept the environmental condition of the Property and Assets as they exist on the date of the payment, assume full responsibility for remediating the Property and Assets and related off-site contamination in accordance with this Agreement, and agree to release, indemnify, hold harmless, and defend Seller and its Representatives as to Claims arising from the Occurrence to the same extent as described in Article 9.

                  (8) If Seller undertakes remediation as to any Assets in which Seller's ownership was less than 100%, Purchaser will bill the other working interest owners for their share of the remediation expenses. Regardless of whether Seller recoups any amount from the other working interest owners, Purchaser will refund to Seller, within sixty days of each Seller invoice, with documentation, any amounts expended by Seller over the amount formerly attributable to Seller's working interest share.

                  (9) If Seller will assess or remediate the Assets or Property after Closing, the Assignment and Bill of Sale or other recordable instrument will restate the rights and obligations of this section.

         (d) If (i) the net amount of Purchase Price adjustments mutually agreed and/or as a result of Seller's removal of Assets hereunder, plus the amount of any uninsured Casualty Losses and Casualty Losses not fully covered by insurance (to the extent of such deficiency only), plus the value of any of the Subject Properties (with reference to the allocated value thereof on Exhibit "A" as a maximum) to the extent taken in condemnation or under the right of eminent domain prior to the end of the Examination Period, or with respect to which proceedings for such purposes shall be pending or threatened in writing at such time, equals or exceeds twenty-five percent (25%) of the Purchase Price, or (ii) the aggregate value of Subject Properties subject to Preferential Rights to be exercised at Closing equals or exceeds fifty percent (50%) of the Purchase Price, then Seller or Purchaser may, upon written notice to the other, terminate this Agreement, without liability or further obligation to the other Party, subject to
                  Section 10.2. Seller shall have an absolute right to terminate this Agreement upon written notice to Purchaser, without liability or further obligation to Purchaser if the Defects presented by Purchaser exceed ten percent (10%) of the Purchase Price, subject to Section 10.2. Seller shall have no obligation hereunder to Purchaser or any Person to sell, convey, deliver or otherwise transfer all or any part of the Assets if Purchaser or Seller terminates this Agreement pursuant to this Section 3.6. Purchaser agrees and acknowledges that Seller has no obligation to adjust the Purchase Price with respect to Defects. If Closing occurs, Purchaser shall be deemed to have forever waived and/or assumed any and all Claims, known and unknown, arising from or related to any and all Defects or title to or defect or other condition of the Assets in whole or in part, including, without limitation, whether or not identified in a Notice of Defects, and notwithstanding the fact that Seller may not have cured any such Defect(s) to Purchaser's satisfaction, and Seller shall have no obligation with respect thereto.

         (e) Notwithstanding any provision in this Section 3.5 to the contrary, in the event Seller delivers a notice terminating this Agreement pursuant to this Section 3.5, Purchaser shall have until 5:00 p.m. on the first Business Day after receipt of said notice to forever waive, by written notice delivered to Seller on or before said date and time, Defects which constitute the grounds stated for termination in said termination notice and if Purchaser so waives said Defects and matters the notice of termination delivered by Seller shall be considered withdrawn.


         3.6. Preferential Purchase Rights and Consents to Assign. Upon written notification to Seller by Purchaser identifying Persons (and their addresses) holding preferential rights to purchase affecting the Subject Properties or Gas Plants or the right to consent with respect to any assignments required hereby, other than such consents of governmental authorities which are usually obtained in the normal course of business after Closing, actually received by Seller not later than the earlier of (i) fifteen (15) days prior to the Closing Date, or (ii) five (5) Business Days prior to the latest date prior to Closing permitted by the subject agreement for such notice to be provided, or upon Seller's own initiative but without any obligation to so initiate, Seller shall send notice of this Agreement to all such Persons (y) offering to sell to each such Person the Subject Properties or Gas Plants for which a preferential right is held on and subject to the terms hereof and for the same allocated value for such Subject Properties or Gas Plants reflected on Exhibit "A" hereto, or (z) requesting, where appropriate, consent to any assignment required in connection herewith. Notwithstanding the foregoing, Purchaser shall be ultimately responsible for obtaining all approvals and consents from each and every applicable Person, including, but not limited to, lessors, joint interest owners, farmors, sublessors, assignors, grantors, co-parties to Agreements, governmental bodies having jurisdiction, or third parties and will provide Seller, upon request, on or before the Closing Date, except as otherwise provided in this Agreement, with proof of each consent, approval or waiver. Purchaser shall be entitled to review and approve the form of all such notices; provided, that such approval shall not be unreasonably withheld or delayed. If, prior to Closing, any of such Persons asserting a preferential purchase right notifies Seller that it intends to consummate the purchase of the Subject Properties or Gas Plants to which it holds a preferential purchase right pursuant to the terms and conditions hereof, or if the period allowed for acceptance of the notice provided by Seller has not expired or will not expire as of Closing (subject to Seller's right to extend the date of Closing) then, subject to clause (ii) of Section 3.6 above, such Subject Properties or Gas Plant shall be excluded at Closing from the Assets to be conveyed to Purchaser under this Agreement and the Purchase Price shall be reduced by the allocated value of such Subject Properties or Gas Plants reflected in Exhibit "A" hereto; provided, however, that if the holder of such preferential right fails to consummate the purchase of such Subject Properties or Gas Plant before, on or within a reasonable time after the Closing Date (taking into account the notice or acceptance period for the right of preferential purchase and a reasonable amount of time, as determined by Seller, to assemble documentation for such separate sale), then Seller shall promptly so notify Purchaser, and Seller shall sell immediately to Purchaser, and Purchaser shall purchase from Seller, for a price equal to the allocated value of such Subject Properties or Gas Plants and upon the other terms of this Agreement, the Subject Properties or Gas Plants to which the preferential purchase right was asserted. All Subject Properties or Gas Plants for which all preferential purchase rights have been waived or have not been accepted prior to expiration after timely notice of the acceptance period by the holder of such right, shall be sold to Purchaser at Closing pursuant and subject to the provisions of this Agreement. If one (1) or more of the holders of any preferential purchase rights notifies Seller subsequent to Closing that it intends to assert its preferential purchase right, Seller shall give notice thereof to Purchaser, whereupon Purchaser shall satisfy all such preferential purchase right obligations of Seller to such holders including, but not limited to, transferring the affected Assets to the holder of such rights and shall indemnify and hold Seller, Seller's Affiliates and their respective Representatives harmless from and against any and all Claims, liabilities, losses, costs and expenses (including, without limitation, court costs and reasonable attorneys' fees) in connection therewith, and Purchaser shall be entitled to receive, upon satisfaction in full by Purchaser of all the foregoing obligations, all proceeds received from such holders in connection with such preferential purchase rights. PURCHASER SHALL INDEMNIFY AND HOLD HARMLESS SELLER, SELLER'S AFFILIATES AND THEIR RESPECTIVE REPRESENTATIVES FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITIES, LOSSES, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, COURT COSTS AND REASONABLE ATTORNEYS' FEES) ASSERTED OR INCURRED AT ANY TIME (WHETHER BEFORE, ON OR AFTER CLOSING) WITH RESPECT TO OR ARISING DIRECTLY OR INDIRECTLY FROM THE CLAIMS OF ANY PERSON TO A PREFERENTIAL PURCHASE RIGHT AFFECTING ANY OF THE ASSETS TRANSFERRED TO PURCHASER HEREUNDER.


         ARTICLE 4. SELLER'S REPRESENTATIONS, WARRANTIES AND DISCLAIMERS

         Seller represents and warrants to Purchaser that:

         4.1. Existence. Pioneer Natural Resources USA, Inc. is a Delaware corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. Pioneer Resources Producing L.P. is a limited partnership duly organized, validly existing and in good standing under the laws of the Sate of Delaware.

         4.2. Power. Seller has the requisite power and authority to enter into and perform this Agreement and the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Seller, and the transactions contemplated hereby, will not (a) violate any provision of Seller's Certificate of Incorporation or other governing documents, (b) to the best knowledge and belief of Seller, conflict with, result in a breach of, constitute a default (or an event that with the lapse of time or notice, or both would constitute a default) under any agreement or instrument to which either Seller is a party or by which either Seller is bound, (c) to the best knowledge and belief of Seller, violate any judgment, order, ruling, or decree applicable to either Seller and entered or delivered in a proceeding in which Seller was or is a named party, or (d) to the best knowledge and belief of Seller, violate any applicable law, rule or regulation.

         4.3. Authorization. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of Seller. This Agreement has been duly executed and delivered on behalf of Seller, and at the Closing all documents and instruments required hereunder to be executed and delivered by Seller shall be duly executed and delivered. This Agreement and such documents and instruments shall constitute legal, valid and binding obligations of Seller enforceable in accordance with their terms subject, however, to the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect relating to the rights and remedies of creditors, as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         4.4. Brokers. Seller has incurred no obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of the matters provided for in this Agreement which will be the responsibility of Purchaser, and any such obligation or liability that might exist shall be the sole obligation of Seller.

         4.5. Foreign Person. Seller is not a "foreign person" within the meaning of the Code.

         4.6. No Reservations. There are no reservations of Seller which affect the Assets other than those currently of public record or identified or referenced in this Agreement as a result thereof, including, without limitation, other agreements by or among Seller and Purchaser or any designated Purchaser pursuant to Section 13.5.

         4.7. Permits. To the best of Seller's knowledge, Seller possesses all material licenses, permits, certificates, orders, approvals and authorizations necessary to own the Assets and to carry on its business as now being conducted.

         4.8. Compliance with Law. To the best of Seller's knowledge, Seller is in material compliance with all laws, ordinances, rules, regulations and orders applicable to the Assets, including, without limitation, all environmental laws, ordinances, rules, regulations and orders, except to the extent of any non-compliance that is not reasonably expected to result in a material adverse effect on the Assets.

         4.9. Taxes. All ad valorem, property, production, severance, excise, and similar taxes and assessments based on or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom attributable to the Assets that have become due and payable have been properly and timely paid, except to the extent of any failure that is not reasonably expected to result in a material adverse effect on the Assets, and except to the extent that such taxes are due and payable but contested, protested or appealed by Seller.

         4.10. Litigation. To Seller's best knowledge and belief, no litigation, investigation or other proceeding in which Seller (or its direct predecessor in title) is a named party affecting any of the Assets is pending or threatened in writing which is based upon omissions, events or occurrences prior to the date of this Agreement, other than as disclosed on Schedule 4.10 attached hereto.

         4.11. Investment Representations. Seller is acquiring the Purchaser Shares for Seller's own account, for investment, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Act. Seller is a sophisticated buyer, knowledgeable in the evaluation and acquisition of oil and gas properties and related entities and understands that, by acquiring an equity interest in Purchaser, Seller may be exposed to risks and liabilities associated with the oil and gas business. Seller is engaged in the business of exploring for and producing oil and gas as an ongoing business. Seller is aware that ownership of the Purchaser Shares is highly speculative and subject to substantial risks, and Seller is capable of bearing the high degree of economic risk and burdens of the Purchaser Shares, including, but not limited to, the possibility of the complete loss of the value thereof, the lack of a public market and limited transferability of such shares. Seller is an "accredited investor" as that term is used in Regulation D of the Act. At no time was Seller presented with or solicited by or through any public promotion or any form of advertising with respect to its acquisition of the Purchaser Shares.

         4.12. LIMITATION AND DISCLAIMER OF REPRESENTATIONS AND WARRANTIES

THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN THIS AGREEMENT ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, AND THE REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN SHALL TERMINATE IN ALL RESPECTS UPON CLOSING. ANY ASSIGNMENT AND BILL OF SALE OR OTHER CONVEYANCE EXECUTED AND DELIVERED PURSUANT HERETO SHALL BE: (a) WITHOUT ANY WARRANTY OR REPRESENTATION OF TITLE, EITHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE; (b) WITHOUT ANY EXPRESS, IMPLIED, STATUTORY OR OTHER WARRANTY OR REPRESENTATION AS TO THE CONDITION, QUANTITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OR MERCHANTABILITY OF ANY OF THE ASSETS OR THEIR FITNESS FOR ANY PURPOSE; AND (c) WITHOUT ANY OTHER EXPRESS, IMPLIED, STATUTORY OR OTHER WARRANTY OR REPRESENTATION WHATSOEVER. IN ADDITION, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA, REPORTS, RECORDS, PROJECTIONS, INFORMATION OR MATERIALS NOW, HERETOFORE OR HEREAFTER FURNISHED OR MADE AVAILABLE TO PURCHASER IN CONNECTION WITH THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS, INCLUDING, WITHOUT LIMITATION, ANY DESCRIPTION OF THE ASSETS, PRICING ASSUMPTIONS, OR QUALITY OR QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE ASSETS OR THE ABILITY OR POTENTIAL OF THE ASSETS TO PRODUCE HYDROCARBONS OR THE ENVIRONMENTAL CONDITION OF THE ASSETS OR PROPERTY OR ANY OTHER MATTERS CONTAINED IN CONFIDENTIAL INFORMATION OR ANY OTHER MATERIALS FURNISHED OR MADE AVAILABLE TO PURCHASER BY SELLER OR BY SELLER'S REPRESENTATIVES. ANY AND ALL SUCH DATA, RECORDS, REPORTS, PROJECTIONS, INFORMATION AND OTHER MATERIALS FURNISHED BY SELLER OR BY SELLER'S REPRESENTATIVES OR OTHERWISE MADE AVAILABLE TO PURCHASER OR PURCHASER'S REPRESENTATIVES ARE PROVIDED TO OR FOR THE BENEFIT OF PURCHASER AS A CONVENIENCE, AND SHALL NOT CREATE OR GIVE RISE TO ANY LIABILITY OF OR AGAINST SELLER, SELLER'S AFFILIATES OR THEIR RESPECTIVE REPRESENTATIVES. ANY RELIANCE ON OR USE OF THE SAME SHALL BE AT PURCHASER'S SOLE RISK. THE ASSIGNMENTS AND BILLS OF SALE OR OTHER CONVEYANCES TO BE DELIVERED BY SELLER AT CLOSING SHALL EXPRESSLY SET FORTH THE LIMITATIONS AND DISCLAIMERS OF REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS PARAGRAPH.


                   ARTICLE 5. REPRESENTATIONS, WARRANTIES AND
                             COVENANTS OF PURCHASER

         Purchaser represents and warrants to and covenants with Seller that:

         5.1. Existence. Purchaser is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         5.2. Power. Purchaser has the requisite power and authority to enter into and perform this Agreement and the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Purchaser, and the transactions contemplated hereby, will not (a) violate any provision of Purchaser's certificate of incorporation , bylaws or other governing documents,
(b) to the best knowledge and belief of Purchaser, conflict with, result in a breach of, constitute a default (or an event that with the lapse of time or notice, or both would constitute a default) under any agreement or instrument to which Purchaser is a party or by which Purchaser is bound, (c) to the best knowledge and belief of Purchaser, violate any judgment, order, ruling, or decree applicable to Purchaser and entered or delivered in a proceeding in which Purchaser was or is a named party, or (d) to the best knowledge and belief of Purchaser, violate any applicable law, rule or regulation.

         5.3. Authorization. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of Purchaser. This Agreement has been duly executed and delivered on behalf of Purchaser, and at the Closing all documents and instruments required hereunder to be executed and delivered by Purchaser shall have been duly executed and delivered. This Agreement and such documents and instruments shall constitute legal, valid and binding obligations of Purchaser enforceable in accordance with their terms, subject, however, to the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect relating to the rights and remedies of creditors, as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         5.4. Brokers. Purchaser has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of the matters provided for in this Agreement which will be the responsibility of Seller, and any such obligation or liability that might exist shall be the sole obligation of Purchaser.

         5.5. Investment Intent. Purchaser is acquiring the Assets for Purchaser's own account for investment, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Act.

         5.6. Due Diligence. Purchaser represents, warrants and covenants that it has or will perform prior to Closing sufficient review and due diligence, including review of file data and inspections, to evaluate the Assets and Property to Purchaser's complete satisfaction as a prudent and knowledgeable purchaser. Further, at Closing, Purchaser shall have inspected or waived its right to inspect the Records and the Assets for all purposes and satisfied itself as to the accuracy and completeness of the Records, the physical and environmental condition of the Assets, both surface and subsurface, including but not limited to conditions specifically related to the presence, release or disposal of hazardous substances. Purchaser is relying solely upon its own inspection of the Assets and Property, and Purchaser shall accept all of the same in their "as is, where is" condition, with all faults.

         5.7. Sophisticated Buyer. Purchaser is a sophisticated buyer, knowledgeable in the evaluation and acquisition of oil and gas properties, and understands that by, purchasing oil and gas properties or interests, the Purchaser may be exposed to risks and liabilities associated with the oil and gas business. Purchaser is engaged in the business of exploring for or producing oil and gas or other minerals as an ongoing business. By reason of this knowledge and experience, Purchaser will evaluate the merits and risks of the Assets, properties or interests to be purchased from Seller and will form an opinion based solely upon Purchaser's knowledge and experience and not upon any opinion or predictions by Seller, Seller's Affiliates or their respective Representatives.

         5.8. Economic Risk. Purchaser is aware that ownership of any of the oil and gas properties or interests is highly speculative and subject to substantial risks, and Purchaser is capable of bearing the high degree of economic risk and burdens of any purchase of the Assets from Seller, including, but not limited to, the possibility of the complete loss of the Purchase Price, all contributed capital, the loss of all anticipated tax benefits (if any), the lack of a public market and limited transferability of such interests or properties.

         5.9. Financing. Purchaser has or will have adequate funding or financing to pay the Purchase Price at Closing.

         5.10. Accredited Investor. Purchaser is an "accredited investor" as that term is used in Regulation D of the Act.

         5.11. Solicitation. At no time was Purchaser presented with or solicited by or through any public promotion or any form of advertising in connection with its purchase of the Assets hereunder.

         5.12. Bankruptcy. There are no bankruptcy, reorganization or arrangement proceedings pending, being contemplated by or, to the knowledge of Purchaser, threatened against Purchaser.

         5.13. General. Purchaser will use its reasonable efforts in good faith to take all actions and to do all things necessary or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

         5.14. Financial Matters The balance sheet of Purchaser as of May 1, 1999, a true and correct copy of which is attached hereto as Schedule 5.14 and incorporated herein, fairly presents the financial position of Purchaser as of such date. Since May 1, 1999, Purchaser has conducted business only in the ordinary course, except for the transactions contemplated in this Agreement and related matters. The capital commitments of the stockholders of Purchaser which had not been paid as of that date (totaling $10,333,333) will be paid in full prior to the Closing. In addition, between the Execution Date and the Closing, the current stockholders of Purchaser will purchase a total of 25,000 additional shares of common stock in Purchaser at a purchase price of $1,000 per share, for a total amount of $25,000,000.

                        ARTICLE 5A. ADDITIONAL COVENANTS

         Seller covenants and agrees that from and after the execution of this Agreement and until the Closing Date:

         5A.1. Maintenance of Assets. Seller will not sell, transfer, assign, convey or otherwise dispose of any of the Assets subject to Seller's direct control, other than (a) oil, gas and other hydrocarbons produced, saved and sold in the ordinary course of business, (b) personal property and equipment which is replaced with property and equipment of comparable or better value and utility in the ordinary and routine maintenance and operation of the Subject Properties, and (c) as required in connection with any exercise of preferential rights or as otherwise required to satisfy obligations to third parties under contracts presently existing.

         5A.2. No Encumbrances. Seller will not create any lien, security interest or encumbrance on any of the Assets, the oil or gas attributable to the Assets, or the proceeds thereof, other than Permitted Encumbrances.

         5A.3. Operations. With respect to any of the Subject Properties and the Gas Plants operated by Seller (and, as to Sections 5A.3.(b), (f), (h) and (j) below, with regard to Subject Properties not operated by Seller), Seller will endeavor in good faith until Closing (subject to this Agreement and the rights of affected parties under applicable agreements) to:

                  (a) cause the Subject Properties and the Gas Plants to be developed, maintained and operated in compliance with applicable laws, ordinances, rules, regulations and orders and maintain insurance now in force with respect to the Subject Properties, and pay or cause to be paid all costs and expenses in connection therewith;

                  (b) not approve the drilling of any new well on the Subject Properties without the advance written consent of Purchaser, which consent (which may not be unreasonably withheld) or non-consent must be given by Purchaser within three (3) days of the notice from Seller;

                  (c) not take any action or fail to take any action which is reasonably expected to result in any termination of the leases forming a part of the Subject Properties, provided that Seller has no obligation to renew, extend or acquire new leases for or pertaining to the undeveloped leasehold identified on Schedule 4 to Exhibit "A" hereto;

                  (d) perform and comply with all of its obligations under agreements relating to or affecting the Subject Properties or the Gas Plants;

                  (e) carry on its business with respect to the Subject Properties in substantially the same manner as it has heretofore;

                  (f) not enter into or assume any contract, agreement or commitment which is not in the ordinary course of business as heretofore conducted or which involves payments, receipts or potential liabilities with respect to one individual Subject Property or Gas Plant of more than $50,000, (net to Seller) excluding emergency expenditures; and

                  (g) not resign or otherwise voluntarily relinquish its rights as operator of any Subject Property or Gas Plant for which it serves as operator on the date hereof;

                  (h) not grant any preferential right to purchase or similar right or agree to require the consent of any party to the transfer and assignment of the Assets to Purchaser, subject to existing contractual obligations;

                  (i) not enter into any gas sales contract or crude oil sales or supply contract with respect to any Subject Property or Gas Plant which is not terminable without penalty upon notice of thirty (30) days or less;

                  (j) not enter into any transaction the effect of which, considered as a whole, would be to cause Seller's ownership interest in any of the Subject Properties or Gas Plants to be altered from its ownership interest as of the date hereof;

                  (k) exercise reasonable efforts, as reasonably requested in writing by Purchaser, to obtain all such required approvals or consents at Purchaser's expense if any approval or consent by any federal, state or local governmental authority is required to vest Acceptable Title to any of the Subject Properties or Gas Plants in Purchaser at Closing;

                  (l) give prompt written notice to Purchaser until Closing, of 1) any notice of default (or written threat of default, whether disputed or denied) received or given by Seller after the date hereof under any instrument or agreement affecting the Subject Properties or the Gas Plants to which Seller is a party or by which it or any of the Subject Properties is bound or, 2) any litigation filed and served upon Seller after the Execution Date pertaining to any of the Assets;

                  (m) to the extent it can do so without violating any third party agreement and subject to the rights of third parties, exercise its best efforts to provide (as soon as practicable) to Purchaser a copy of each material authority for expenditure and material contract affecting the Subject Property or the Gas Plants entered into after the Execution Date; provided, however, that the provision of such matters to Purchaser is for informational purposes only and that Purchaser shall have not right to comment upon or object to any such matter that is otherwise not in violation of this Agreement; and

                  (n) use its reasonable efforts in good faith to take all actions and to do all things necessary or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

         5A.4. Access to Records. Seller will endeavor to provide Purchaser and its Agents through the Examination Period (a) access to the Records during normal business hours at Seller's offices where such Records are located, (b) adequate work space (as determined solely by Seller) at Seller's offices to review the Records, (c) access to a copy machine, at Purchaser's cost, at Seller's offices, and (d) reasonable access to Seller's personnel during normal business hours at the locations where such personnel work. Seller will, at Purchaser's cost, electronically download Seller's Records regarding the Subject Properties into Purchaser's accounting and land system on or before June 18, 1999, so long as such electronic downloading efforts are not disruptive of Seller's business or accounting or land departments. Seller, at Purchaser's cost, will assist Purchaser in obtaining access to and the right to review and copy Records pertaining to the Subject Properties, producing minerals and Gas Plants not in Seller's possession or control. From and after the Execution Date through the Closing Date, Seller shall endeavor not to add to or remove from the Records any contracts, instruments, documents or other materials except for such additions and removals as are done in the ordinary course of business with respect to on-going operations.

         5A.5. Permissions. Seller will use reasonable efforts, at Purchaser's cost, to assist Purchaser in obtaining all permissions, approvals and consents of federal, state and local governmental authorities and other third parties as may be required in order to consummate the sale contemplated hereunder.

                    ARTICLE 6. SELLER'S CONDITIONS OF CLOSING

         Seller's obligation to consummate the transactions provided for herein is subject only to the satisfaction or waiver by Seller on or before the Closing Date of the following conditions:

         6.1. Representations. The representations and warranties of Purchaser contained in Article 5 shall be true and correct in all material respects on the Closing Date as though made on and as of that date.

         6.2. Performance. Purchaser shall have performed in all material respects the obligations, covenants and agreements hereunder to be performed by it at or prior to the Closing, including but not limited to payment of the Purchase Price and delivery of the Preferred Shares.

         6.3. Officer's Certificate. Purchaser shall have delivered to Seller a certificate of an executive officer of Purchaser dated the Closing Date, certifying on behalf of such Purchaser that the conditions set forth in Sections
6.1 and 6.2 have been fulfilled.

         6.4. Pending Matters. No suit, action or other proceeding by a third party or a governmental authority shall be pending or threatened which seeks substantial damages from Seller in connection with, or seeks to restrain, enjoin or otherwise prohibit, the consummation of the transactions contemplated by this Agreement.

         6.5. HSR Act. The waiting period required by the HSR Act shall have expired or been terminated, if applicable.

                  ARTICLE 7. PURCHASER'S CONDITIONS OF CLOSING.

         Purchaser's obligation to consummate the transactions provided for herein is subject only to the satisfaction or waiver by Purchaser on or before the Closing Date of the following conditions:

         7.1. Representations. The representations and warranties of Seller contained in Article 4 shall be true and correct in all material respects on the Closing Date as though made on and as of that date.

         7.2. Performance. Seller shall have performed in all material respects the obligations, covenants and agreements hereunder to be performed by it at or prior to the Closing.

         7.3. Officer's Certificate. Seller shall have delivered to Purchaser a certificate of an executive officer of each Seller (or the General Partner thereof, as applicable) dated the Closing Date, certifying on behalf of such Seller that the conditions set forth in Sections 7.1 and 7.2 have been fulfilled.

         7.4. Pending Matters. No suit, action or other proceeding by a third party or a governmental authority shall be pending or threatened which seeks substantial damages from Purchaser in connection with or, seeks to restrain, enjoin or otherwise prohibit, the consummation of the transactions contemplated by this Agreement.

         7.5. HSR Act. The waiting period required by the HSR shall have expired or been terminated, if applicable.


                               ARTICLE 8. CLOSING.

         8.1. Time and Place of Closing. If the conditions to Closing have been satisfied or expressly waived by the party entitled to the benefits thereof, the Closing shall take place at one of Seller's offices on or before June 29, 1999, at 9:00 a.m., or at such other place and time or in such other manner agreed upon by Seller and Purchaser (such date being the "Closing Date"); provided, that Seller shall have the right to extend Closing for thirty (30) days for any reason and that any extension by Seller shall not serve to provide Purchaser rights not otherwise expressly provided herein, nor to extend any rights of Purchaser contained herein, including, without limitation, those contained in
Section 3.4; and provided further, that Purchaser shall have the right to extend Closing as set forth in Section 8.3.

         8.2. Closing Obligations. At the Closing, the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

         (a) Seller shall execute, acknowledge and deliver to Purchaser multiple originals of an Assignment and Bill of Sale or a Conveyance, where applicable, as determined by Seller, in substantially the form attached hereto as Exhibit "B-1" or "B-2", as the case may be (modified to conform to this Agreement), conveying the Assets to Purchaser as provided hereby and Purchaser shall, execute, acknowledge and deliver same to Seller;

         (b) Seller and Purchaser shall execute, acknowledge and deliver transfer orders or letters in lieu thereof substantially in the form set forth on Schedule 8.2(b) attached hereto directing all purchasers of production, agreed upon by Seller, to make payment to Purchaser of proceeds attributable to the Sale Interest;

         (c) Purchaser shall deliver by wire transfer the Adjusted Purchase Price, less the Deposit and any interest earned thereon to which Purchaser is entitled as provided in Article 2, and shall deliver the Preferred Shares;

         (d) Purchaser and Seller shall execute and deliver a settlement statement (the "Preliminary Settlement Statement") prepared by Seller and setting forth the Purchase Price and all adjustments thereto using information to the extent then available and if not then available then Seller's reasonable good faith estimate thereof, subject to Section 13.17;

         (e) Purchaser and Seller shall execute and deliver appropriate state or federal lease assignment forms and such other instruments and certificates and take such other action as may be necessary to carry out their respective obligations under this Agreement;

         (f) subject to Section 13.18, Seller shall execute and deliver to Purchaser appropriate resignation of operator and change of operator forms reasonably requested by Purchaser; and

         (g)      For Seller-operated Assets, Purchaser shall deliver to Seller
                  (1) evidence of compliance with the rules and regulations dealing with the plugging and abandoning of wells included in the Assets, including evidence of the appropriate bond, surety letter, or letter of credit which as been accepted by the relevant regulatory agency; (2) proof that Purchaser has been approved by the relevant regulatory agency as operator of the Assets, including all Wells that are subject to this Agreement; and (3) evidence that Purchaser has obtained all necessary permits or transfers of permits to operate the Assets.

         8.3 Purchaser's Extension of Closing. Purchaser may extend Closing until 9:00 a.m. July 29, 1999, upon written notice delivered to Seller no later than noon June 28, 1999, including in such notice a good faith showing of valid cause as to why Purchaser is unable to proceed to Closing on June 29, 1999, and with a workable plan with action steps and a time-line to cure or resolve the identified impediments to its inability to proceed to the Closing on June 29, 1999. Upon such notice, Purchaser shall forever waive any objection to the form of conveyancing instruments and other deliverables prepared by Seller for use in the Closing for June 29, 1999, and any subsequent Seller generated data, ministerial, signature, or other minor modifications needed or advisable thereto to change such instruments or deliverables to conform to or for use for Closing on the new Closing Date. In addition, upon delivery of the notice provided for in this Section 8.3, the Purchase Price will increase at the annualized rate of ten (10%) per cent compounded daily, until Closing as provided in Section 2.1. Further, upon delivery of the notice of Purchaser pursuant to this Section 8.3 and without further documentation, Purchaser shall concede that Seller was ready for Closing on June 29, 1999 and that there are not any claims or allegations known by Purchaser on the date of the said notice that could have been asserted validly at Closing by Purchaser in a notice terminating this Agreement pursuant to Article 10. Purchaser's extension of Closing hereunder shall not serve to provide Purchaser rights not otherwise expressly provided in this section, nor to extend any deadlines of Purchaser for the Notice of Defects or Examination Period or any other rights of Purchaser (which shall all continue to be based on a June 29, 1999 Closing Date), except as otherwise expressly contained in this section.

                      ARTICLE 9. POST-CLOSING OBLIGATIONS.

         9.1. Receipts and Credits; Suspense Funds. Upon Closing and subject to the terms hereof, all monies, refunds, proceeds, receipts, credits, receivables, accounts and income attributable to the purchased Assets (a) for all periods of time from and after the Effective Time shall be the sole property and entitlement of Purchaser, and, to the extent received by Seller, Seller shall fully disclose and account therefor to Purchaser promptly, and (b) for all periods of time prior to the Effective Time shall be the sole property and entitlement of Seller, and, to the extent received by Purchaser, Purchaser shall fully disclose and account therefor to Seller promptly. Purchaser shall pay Seller for Seller's share of hydrocarbons attributable to the purchased Assets in storage above the pipeline connection or in transit at the Effective Time based on actual, if available, or estimated inventories, at Seller's relevant contract prices net of applicable taxes. Seller and Purchaser recognize that, as of the Effective Time, there may be over or under imbalances with respect to gas production, gathering, transportation or processing attributable to the Subject Properties ("Imbalances") and hereby agree that (i) Imbalances shall not be included in any Defects asserted hereunder, and (ii) the Subject Properties will be conveyed specifically subject to Imbalances which exist as of the Effective Time, with Purchaser, as of Closing, bearing and assuming all obligations with respect to any overproduction account or liability and receiving the benefit of and being credited with any underproduction account or credit; provided, however, that on or after Closing, there shall be a monetary adjustment pursuant to the Preliminary Settlement Statement or Final Accounting to reflect any known net overproduction or underproduction attributable to the Assets equal to $1.00 per MCF without any adjustment for royalties or severance taxes and without affecting a Party's responsibility for the payment of such royalties or severance taxes. At Closing, Seller shall deliver to Purchaser all amounts in Seller's possession due third party owners of interests in the Subject Properties, and Purchaser agrees that it shall be solely responsible for the disposition of such funds, the payment thereof to the rightful owners and the payment, if any, of royalty thereon (the "Suspense Funds").

         9.2. Costs and Liabilities; Indemnity

                  (a) As used in this Agreement, "Claims", "CLAIMS, "CLAIMS" or "CLAIMS" shall include costs, expenses, obligations, claims, demands, causes of action, liabilities, damages, fines, penalties, debts, losses and judgments of any kind or character, whether matured or, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown, and all costs, expenses and fees (including, without limitation, interest, attorneys' fees, costs of experts, court costs and costs of investigation) incurred in connection therewith, including, but not limited to claims arising from or directly or indirectly related to death, personal injury, property damage, environmental damage or the remediation thereof, royalty, contract, operating, suspense and capital obligations attributable or relating in any way to the Assets or the Property. As used in this Section 9.2, "Assets" shall include the Suspense Funds.

                  (b) NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IT IS THE EXPRESS INTENT AND AGREEMENT OF SELLER AND PURCHASER THAT, IF CLOSING OCCURS (AND, IN ANY EVENT, UPON DELIVERY OF THE ADJUSTED PURCHASE PRICE AND THE ASSIGNMENT AND BILL OF SALE) PURCHASER SHALL ACCEPT THE ASSETS AND PROPERTY IN THEIR "AS IS, WHERE IS" CONDITION, SUBJECT TO AND WITH ANY AND ALL FAULTS, DEFECTS, DEFICIENCIES, IRREGULARITIES AND CLAIMS RELATED OR ATTRIBUTABLE IN ANY MANNER THERETO, INCLUDING, WITHOUT LIMITATION, TITLE DEFECTS, ENVIRONMENTAL DEFECTS, DEFECTS OR ANY OTHER MATTER AFFECTING IN ANY RESPECT THE TITLE OR PHYSICAL CONDITION OF, OR THE RIGHT TO OWN, USE, OPERATE, DEVELOP OR ENJOY, THE ASSETS OR THE PROPERTY, WHETHER KNOWN OR UNKNOWN, LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, DIRECT OR INDIRECT. AT, UPON AND AFTER CLOSING (AND, IN ANY EVENT UPON DELIVERY OF THE ADJUSTED PURCHASE PRICE AND THE ASSIGNMENT AND BILL OF SALE) AND WITHOUT FURTHER ACTION OR DOCUMENTATION, PURCHASER (1) SHALL ASSUME, BE RESPONSIBLE FOR AND COMPLY WITH ALL DUTIES AND OBLIGATIONS, EXPRESS OR IMPLIED, ARISING AT ANY TIME WITH RESPECT TO THE ASSETS, INCLUDING, WITHOUT LIMITATION (i) THOSE ARISING UNDER OR BY VIRTUE OF ANY RELATED AGREEMENT, LEASE, CONTRACT, AGREEMENT, DOCUMENT, PERMIT, LAW, STATUTE, RULE, REGULATION OR ORDER OF ANY GOVERNMENTAL AUTHORITY OR COURT (SPECIFICALLY INCLUDING, WITHOUT LIMITATION, ANY GOVERNMENTAL REQUEST OR OTHER REQUIREMENT TO PLUG, RE-PLUG OR ABANDON OR RE-ABANDON ANY WELL OF WHATSOEVER TYPE, STATUS OR CLASSIFICATION, OR TAKE ANY CLEAN-UP, REMEDIAL OR OTHER ACTION WITH RESPECT TO THE ASSETS OR PROPERTY), (ii) PREFERENTIAL RIGHTS TO PURCHASE AND (iii) THIRD PARTY CONSENTS; (2) SHALL ASSUME, BE RESPONSIBLE FOR AND PAY ALL CLAIMS AFFECTING OR ARISING, DIRECTLY OR INDIRECTLY, AT ANY TIME IN CONNECTION WITH THE ASSETS, INCLUDING, WITHOUT LIMITATION, CLAIMS FOR PERSONAL OR PROPERTY INJURY OR DAMAGE, ENVIRONMENTAL CLEANUP, REMEDIATION, OR COMPLIANCE, OR FOR ANY OTHER RELIEF, ARISING DIRECTLY OR INDIRECTLY FROM OR INCIDENT TO, THE USE, OCCUPATION, OPERATION, MAINTENANCE OR ABANDONMENT OF OR PRODUCTION FROM THE ASSETS, OR CONDITION OF THE ASSETS OR PROPERTY, WHETHER LATENT OR PATENT, INCLUDING, WITHOUT LIMITATION, CONTAMINATION OF PROPERTY OR PREMISES WITH NATURALLY OCCURRING RADIOACTIVE

                           MATERIALS ("NORM"), AND WHETHER OR NOT ARISING SOLELY FROM OR CONTRIBUTED TO BY THE NEGLIGENCE IN ANY FORM, WHETHER ACTIVE OR PASSIVE, OR OF ANY KIND OR NATURE, OF SELLER OR ITS PREDECESSORS IN TITLE OR THEIR RESPECTIVE AFFILIATES AGENTS, EMPLOYEES OR CONTRACTORS; AND (3) SHALL DEFEND, INDEMNIFY AND HOLD SELLER HARMLESS FROM ANY AND ALL CLAIMS ARISING, ASSERTED OR DUE AT ANY TIME, WHETHER BEFORE, ON OR AFTER THE EFFECTIVE TIME, IN CONNECTION WITH THE FOREGOING; AND, FURTHER, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, PURCHASER SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS SELLER FROM ANY AND ALL CLAIMS ARISING AT ANY TIME, WHETHER BEFORE, ON OR AFTER THE EFFECTIVE TIME, MADE BY ANY PERSON AND ARISING OUT OF OR RESULTING FROM:

                  - THE REVIEW, INSPECTION AND ASSESSMENT OF THE ASSETS OR THE PROPERTY BY PURCHASER;

                  - THE OWNERSHIP OR OPERATION OF THE ASSETS BY OR ON BEHALF OF SELLER OR ITS PREDECESSORS IN TITLE OR ACTS OR OMISSIONS BY OR ON BEHALF OF SELLER OR ITS PREDECESSORS IN TITLE IN CONNECTION WITH OR PERTAINING TO THE ASSETS;

                  - THE OWNERSHIP OR OPERATION OF THE ASSETS BY OR ON BEHALF OF PURCHASER OR ITS SUCCESSORS IN TITLE OR THE ACTS OR OMISSIONS BY OR ON BEHALF OF PURCHASER OR ITS SUCCESSORS IN TITLE IN CONNECTION WITH OR PERTAINING TO THE ASSETS;

                  - THE ACTS OR OMISSIONS OF THIRD PARTIES RELATING TO AN ERROR IN DESCRIBING THE ASSETS;

                  - RIGHTS AND OBLIGATIONS OF THE PARTIES OR THIRD PARTIES UNDER RELATED AGREEMENTS;

                  - FAILURE BY THIRD PARTIES TO APPROVE OR CONSENT TO ANY ASPECT OF THIS TRANSACTION OR THE SALE OR TRANSFER OF THE ASSETS OR ANY PORTION THEREOF;

                  - OBLIGATIONS TO PLUG, RE-PLUG, ABANDON OR RE-ABANDON WELLS, REMOVE FACILITIES, EQUIPMENT, PIPELINES AND FLOWLINES, CLOSE PITS AND REMOVE SUMPS, AND RESTORE, CLEAN UP AND/OR REMEDIATE THE ASSETS OR PROPERTY;

                  - PAYMENTS, ROYALTIES OR DISBURSEMENTS PAYABLE BY PURCHASER TO THIRD PARTIES WITH REGARD TO THE ASSETS;

                  - THE PHYSICAL OR ENVIRONMENTAL CONDITION OF OR RELATING TO THE ASSETS OR PROPERTY OR ANY DISPOSAL SITE (WHETHER ON THE ASSETS OR PROPERTY OR OFFSITE) CONTAINING MATERIALS OR WASTES FROM THE OPERATIONS OR ACTIVITIES ON THE PROPERTY OR ASSETS INCLUDING CLAIMS UNDER ANY LAW OR ENVIRONMENTAL LAW;

                  - REMEDIATION ACTIVITIES, INCLUDING DAMAGES INCURRED BY BUYER DURING OR ARISING FROM REMEDIATION ACTIVITIES RELATING TO THE ASSETS OR PROPERTY;

                  - INABILITY OR FAILURE TO OBTAIN THE TRANSFER OF A PERMIT OR AUTHORIZATION OR THE INABILITY TO OBTAIN A PERMIT OR AUTHORIZATION RELATING TO THE ASSETS.

                  (c) From and after Closing, any demand for indemnity by Seller hereunder shall be made by written notice, together with a written description of any Claims asserted stating the nature and basis of such Claim and, if ascertainable, the amount thereof. Purchaser shall have a period of twenty (20) days after receipt of such notice within which to respond thereto or, in the case of a demand which requires a shorter time for response, then within such shorter period as specified by Seller in such notice (the "Notice Period"). If Purchaser denies liability hereunder or fails to provide the defense for any Claim, Seller may defend or compromise the Claim as it deems appropriate without prejudice to any of Seller's rights hereunder, with no right of Purchaser to approve or disapprove any actions taken in connection therewith by Seller. If Purchaser accepts liability and responsibility for the defense of any Claim, it shall so notify Seller as soon as is practicable prior to the expiration of the Notice Period and undertake the defense or compromise of such Claim with counsel selected by Purchaser and reasonably acceptable to Seller. If Purchaser undertakes the defense or compromise of such Claim, Seller shall be entitled, at its own expense, to participate in such defense. No compromise or settlement of any Claim shall be made without reasonable notice to Seller, and without the prior written approval of Seller, unless such compromise or settlement includes a general and complete release of Seller, its Affiliates and their respective Representatives in respect of the matter, with prejudice, and with no express or written admission of liability on the part of Seller, its Affiliates and their respective Representatives, and no constraints on the future conduct of its or their respective businesses. Purchaser acknowledges that its obligations to indemnify, defend and hold Seller and its Affiliates harmless under this Agreement includes obligations to pay the attorneys' fees and court costs incurred by Seller and its Affiliates in defending said Claims, regardless of the merits of said Claims.

                  (d) Seller shall have the right at all times to participate, at its sole cost, in the preparation for any hearing or trial related to the indemnities set forth in this Agreement, as well as the right to appear on its own behalf or to retain separate counsel to represent it at any such hearing or trial.

                  (e) EXCEPT FOR SECTION 9.12, THE INDEMNITIES PROVIDED IN THIS AGREEMENT SHALL EXTEND TO SELLER (AND SELLER'S CORPORATE PREDECESSORS) AND ITS AFFILIATES AND ANY PERSON WHO AT ANY TIME HAS SERVED OR IS SERVING AS A DIRECTOR, OFFICER, EMPLOYEE, CONSULTANT (INCLUDING, BUT NOT LIMITED TO, NETHERLAND, SEWELL & ASSOCIATES, INC., CHASE SECURITIES, INC. ITS CORPORATE PARENT AND SUBSIDIARIES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND CONSULTANTS), INVITEE OR AGENT THEREOF (EACH A "REPRESENTATIVE" AND COLLECTIVELY "REPRESENTATIVES"), (HOWEVER, FOR PURPOSES OF THIS AGREEMENT, PURCHASER IS NOT AND SHALL NOT BE A REPRESENTATIVE OF SELLER OR EITHER PERSON COMPRISING SELLER), AND EACH OF THEIR RESPECTIVE HEIRS, EXECUTORS, SUCCESSORS AND ASSIGNS, AND SHALL APPLY TO ALL CLAIMS SUBJECT TO INDEMNITY HEREUNDER, INCLUDING THOSE BASED ON NEGLIGENCE OF ANY NATURE, INCLUDING SOLE NEGLIGENCE, SIMPLE NEGLIGENCE, CONCURRENT NEGLIGENCE, ACTIVE NEGLIGENCE, PASSIVE NEGLIGENCE, STRICT LIABILITY OR FAULT OF SELLER (OR ANY OTHER INDEMNIFIED PARTY) OR ANY OTHER THEORY OF LIABILITY OR FAULT, WHETHER OF LAW (WHETHER COMMON OR STATUTORY) OR IN EQUITY; PROVIDED, HOWEVER, PURCHASER SHALL NOT BE REQUIRED TO INDEMNIFY SELLER OR ANY SELLER REPRESENTATIVE FOR ANY DISPUTED CLAIM ASSERTED BY PURCHASER PURSUANT TO THIS AGREEMENT TO THE EXTENT AND ONLY TO THE EXTENT ARISING DIRECTLY FROM A BREACH OF THIS AGREEMENT BY SELLER, AND FOR WHICH AND ONLY TO THE EXTENT THAT PURCHASER HAS OBTAINED AGAINST SELLER A BINDING, FINAL, NON-APPEALABLE ARBITRATION DECISION OR COURT JUDGMENT PURSUANT TO THIS AGREEMENT THE INDEMNIFICATION PROVISIONS OF THIS SECTION 9.2 SHALL BE IN ADDITION TO ANY OTHER INDEMNITY PROVISIONS CONTAINED IN THIS AGREEMENT AND SHALL SURVIVE CLOSING.

         9.3 Further Assurances. After Closing, Seller and Purchaser agree to take such further actions and to execute, acknowledge and deliver all such further documents that are necessary or useful in carrying out the purposes of this Agreement or of any document delivered pursuant hereto. The parties will cooperate at all times after Closing to execute and record correction instruments to correct scrivener's errors in the preparation of Closing documents.

         9.4 Delivery of Records As soon as reasonably possible but no later than thirty (30) days after the Closing Date, Seller shall deliver to Purchaser originals or copies of the Records, consistent with this Agreement, at Seller's and Purchaser's equally shared cost; provided, that Seller (i) shall exercise its best efforts to provide Purchaser at Closing or as soon thereafter as is practicable with all Records necessary to assume and conduct operations of the Assets, and (ii) shall have the right to retain, as its own, original Records that pertain to Excluded Assets and copies of all other Records. If originals of Records or other instruments or title conveyancing documents are provided to Purchaser pursuant to or in accordance with this Agreement, Purchaser shall assure that Seller shall have access to them at reasonable times and upon reasonable notice during regular business hours, with the right to copy same, for a period of seven (7) years after the Closing Date. No later than thirty
(30) days after Closing, Seller further agrees to assist Purchaser (at Purchaser's cost) in making an electronic transfer of all Records applicable to the Subject Properties. Such electronic data shall include but is not limited to: Property Master files, Name and Address files (owners, purchasers, operators, etc.), Division of Interest decks for billing and revenue, Oil and Gas Purchaser Division Order/Property cross-reference, Land Records (Leases, tracts, Critical Dates, Text file, Ownership, Rentals, Billing), Chart of Accounts, Billing Category Codes, County and State Code cross-reference, System Code Tables or Legends (Suspense Codes, Interest Types, Product Codes, etc.), Gas Contract Records (Master File, Text, Details, Fees, Calendar, etc.), Owner Netting Information, Production Records (Tank Master, Closing Stock, Production Master, State Information, etc.), AFE Information, Revenue Suspense, and/or Billing suspense, Owner Net (Share) Revenue and Billing History, Property Gross (8/8) Revenue and Billing History, Operated Property Production Information (and Non-Operated if available), Operated Property Production Tax History Information, Land Records (Rental Payments), Payout information and Schedules, 1099 Information, Accounts Payable and Revenue information. Seller's obligation pursuant to this Section 9.4 shall be limited to Seller's present capability to perform such electronic transfers without disruption or undue inconvenience to Seller's ongoing business. Seller shall not be required to create, assemble or develop such electronic files or records.

         9.5 Access to Data. Subject to the rights of third parties and Seller's proprietary rights, Seller shall provide Purchaser with reasonable access to Seller's books and records after Closing as necessary for Purchaser to prepare its financial statements. To the extent, and only to the extent, necessary to comply with requirements of the Securities and Exchange Commission (the "SEC"), Purchaser shall have the right to audit, during normal business hours of Seller, Seller's business and financial records to the extent then existing, including without limitation property detail, standardized measure data and reserve information, maintained in connection with the Assets (except for income tax records) for all periods for which audited financials may be required by the SEC to be prepared and filed by Purchaser. Seller will assist Purchaser, at

Purchaser's cost, in acquiring the appropriate licenses, permits and authorizations to possess and use all or part of the seismic and geophysical data possessed by Seller regarding the Subject Properties, subject to the rights of third parties and to confidentiality or limited use conditions or other conditions or restrictions required by Seller or such third parties.

         9.6 PURCHASER'S RELEASE OF SELLER. AT, UPON AND AFTER CLOSING AND WITHOUT FURTHER ACTION OR DOCUMENTATION, EXCEPT AS SET FORTH IN SECTIONS 9.3, 9.4, 9.5, 9.11, 9.12 AND 11.3, PURCHASER RELEASES AND DISCHARGES SELLER AND SELLER'S AFFILIATES AND THEIR RESPECTIVE REPRESENTATIVES FROM ALL CLAIMS RELATING IN ANY WAY TO THE ASSETS, THE PROPERTY OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, REGARDLESS OF WHEN OR HOW THE CLAIMS AROSE OR ARISE OR WHETHER THE CLAIMS WERE FORESEEABLE OR UNFORESEEABLE. PURCHASER'S RELEASE OF SELLER AND ITS AFFILIATES AND THEIR RESPECTIVE REPRESENTATIVES INCLUDES CLAIMS RESULTING IN ANY WAY FROM THE NEGLIGENCE OR STRICT LIABILITY OF SELLER AND ITS AFFILIATES AND THEIR RESPECTIVE REPRESENTATIVES, WHETHER THE NEGLIGENCE OR STRICT LIABILITY IS ACTIVE PASSIVE, JOINT, CONCURRENT, OR SOLE. THERE ARE NO EXCEPTIONS TO PURCHASER'S RELEASE OF SELLER AND ITS AFFILIATES AND THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET FORTH IN SECTIONS, 9.3, 9.4, 9.5, 9.11,
9.12 AND 11.3, AND THIS RELEASE IS BINDING ON PURCHASER AND ITS SUCCESSORS AND ASSIGNS. PURCHASER EXPRESSLY WARRANTS AND REPRESENTS AND DOES HEREBY STATE AND REPRESENT THAT NO PROMISE OR AGREEMENT WHICH IS NOT HEREIN EXPRESSED HAS BEEN MADE TO PURCHASER IN EXECUTING THIS AGREEMENT OR AGREEING TO THIS RELEASE AND THAT PURCHASER IS NOT RELYING UPON ANY STATEMENT OR REPRESENTATION OF SELLER OR ANY AFFILIATE OF SELLER OR ANY OF THEIR RESPECTIVE REPRESENTATIVES. PURCHASER HAS BEEN REPRESENTED BY LEGAL COUNSEL AND SAID COUNSEL HAS READ AND EXPLAINED TO PURCHASER THE ENTIRE CONTENTS OF THIS AGREEMENT AND THIS RELEASE AND EXPLAINED THE LEGAL CONSEQUENCES THEREOF.

         9.7 RETROACTIVE EFFECT. PURCHASER ACKNOWLEDGES THAT ITS OBLIGATIONS TO RELEASE, INDEMNIFY, DEFEND, AND HOLD SELLER AND ITS AFFILIATES AND THEIR RESPECTIVE REPRESENTATIVES HARMLESS APPLY TO MATTERS OCCURRING OR ARISING BEFORE, ON AND AFTER THE EFFECTIVE TIME TO THE EXTENT PROVIDED IN THIS AGREEMENT.

         9.8 INDUCEMENT TO SELLER. PURCHASER ACKNOWLEDGES THAT IT EVALUATED ITS OBLIGATIONS UNDER THIS ARTICLE BEFORE IT DETERMINED AND SUBMITTED ITS BID FOR THE ASSETS AND THAT ITS ASSUMPTION OF THESE OBLIGATIONS IS A MATERIAL INDUCEMENT TO SELLER TO ENTER INTO THIS AGREEMENT WITH AND CLOSE THE SALE TO PURCHASER.

         9.9 Related Agreements. Unless specifically provided otherwise in this Agreement, the sale of the Assets is made subject to all oil, gas and mineral leases, assignments, subleases, farmout agreements, joint operating agreements, pooling agreements, letter agreements, easements, rights of way, and all other agreements with respect to or pertaining to the Assets to the extent they are binding on Seller or Seller's Affiliates (the "Related Agreements"). Purchaser expressly assumes the obligations and liabilities of Seller or Seller's Affiliates under such agreements insofar as the obligations and liabilities concern or pertain to the Assets and agrees to execute any documents necessary to effectuate such assumption. The parties agree that this Section 9.9 is applicable to all instruments whether they are recorded or not.

         9.10 Disposal of Materials, Substances, and Wastes; Compliance and Law. Purchaser will store, handle, transport, and dispose of or discharge all materials, substances, and wastes from the Assets and Property (including produced water, drilling fluids, NORM, and other wastes), whether present before or after the Effective Time, in accordance with applicable local, state, and federal laws and regulations. Purchaser will keep records of types, amounts, and location of materials, substances, and wastes that are stored, transported, handled, discharged, released, or disposed of onsite and offsite. When any lease terminates, an interest in which has been assigned under this Agreement, Purchaser will undertake additional testing, assessment, closure, reporting or remedial action with respect to the Assets or Property affected by the termination as is necessary to satisfy all local, state, or federal requirements in effect at that time and necessary to restore the Assets or Properties.

         9.11 Litigation. Upon and after Closing, Purchaser shall assume all obligations of Seller and be responsible and liable for all litigation and proceedings listed on Schedule 9.11 and all matters, costs, judgments, and expenses related thereto or arising therefrom. Notwithstanding any other provision of this Agreement, Seller shall be responsible and liable for all litigation and proceedings which have been filed and served on Seller before the Execution Date to which Purchaser is not a party and Seller is a party and which is not listed on Schedule 9.11 hereto. Seller reserves the right to remove litigation from Schedule 9.11 on or before Closing.

         9.12 Seller's Indemnity of Purchaser. Notwithstanding any other provision of this Article 9, upon Closing and ending on the first anniversary of the Closing Date (the "Seller Indemnity Period") Seller shall defend, indemnify and hold harmless Purchaser from any and all bona fide third party claims (and excluding claims made by any successors in interest of Purchaser or claims that Purchaser or any successor of Purchaser encourages any third party to make) asserted during the Seller Indemnity Period to the extent, and only to the extent, directly relating to the mis-payment, nonpayment or underpayment of royalties with respect to the Sale Interest (net to Seller) to the extent and only to the extent applicable to the period of Seller's Direct Ownership of the affected Assets prior to the Effective Time. From and after Closing, any such claim for indemnity arising under this Section 9.12 shall be made by written notice, together with a written description of such claims stating, to the extent ascertainable, the nature and basis of such claims and, if ascertainable, the amount thereof.


                             ARTICLE 10. TERMINATION

         10.1. Right of Termination. This Agreement and the transactions contemplated hereby may be terminated at any time on or prior to the Closing as follows:

                  (a) By either Party if the Closing does not occur by 5:00 P.M. August 18,1999; provided however, that no Party may so terminate this Agreement if such Party is at such time in material default or breach of any provision of this Agreement;

                  (b)      By mutual consent of the parties;

                  (c)      By Purchaser or Seller in accordance with Section
                           3.6;

                  (d) By Purchaser on the Closing Date if the conditions set forth in Article 7 have not been satisfied in all material respects and such non-satisfaction shall not have been caused or waived by the actions or inactions of Purchaser; or

                  (e) By Seller on the Closing Date if the conditions set forth in Section 6 have not been satisfied in all material respects and such non-satisfaction shall not have been caused or waived by the actions or inactions of Seller.

         10.2. Effect of Termination. If this Agreement is terminated pursuant to Section 10.1, this Agreement shall become void and of no further force or effect (except for the provisions of Sections 2.4, 3.3, 4.4 and 5.4, Article 10 and Article 13 each of which shall survive such termination and continue in full force and effect in accordance with its terms). If Seller terminates this Agreement pursuant to Section 10.1(a) or (e) above by reason of a material breach, misrepresentation or default by Purchaser under this Agreement, Seller may elect to retain up to 100% of the Deposit without further liability or obligation to Purchaser. The Deposit shall be returned to Purchaser if this Agreement is terminated pursuant to Section 10.1 (b), (c) or (d) above or pursuant to Section 10.1(a) or (e) above for any reason other than a material breach, misrepresentation or default by Purchaser under this Agreement. If Seller elects to retain the Deposit, or a portion thereof as provided above, then such retention by Seller of the Deposit, whether all or in part, shall be treated by the Parties as liquidated damages, in lieu of other damages or other remedies (it being agreed by the Parties that damages in said event would be extremely difficult to determine, and that the Deposit (or the portion thereof) retained by Seller represents a fair and reasonable estimate of such damages to Seller under the circumstances, and does not constitute a penalty). If the Deposit is returned to Purchaser, Seller shall have no further obligation or liability to Purchaser and PURCHASER COVENANTS NOT TO SUE SELLER, OR SELLER'S AFFILIATES OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OR INITIATE OR PURSUE ARBITRATION WITH REGARD TO ANY DISPUTES, ISSUES OR CLAIMS ARISING OUT OF OR RELATING TO THE DEPOSIT (OR ANY PURPORTEDLY LOST INTEREST THEREON) OR SELLER'S RETENTION OF ALL OR PART OF THE DEPOSIT PURSUANT TO THIS SECTION 10.2. If (a) this Agreement is validly terminated by Purchaser pursuant to Section 10.1(d) above by reason of a material breach, misrepresentation or default by Seller under this Agreement, or (b) Seller fails to timely complete its material obligations of Closing and Purchaser was otherwise itself ready, willing and able to complete its obligations of Closing, and was not in material default or breach of this Agreement , Seller shall pay to Purchaser the sum of $1,000,000.00 plus Purchaser's verifiable out-of-pocket expenses incurred after the Execution Date to perform its due diligence for the Assets or the acquisition thereof, as well as for the actual premiums paid in the aggregate for commodity derivatives related to the Assets (it being agreed by the Parties that such amount shall be treated by the Parties as liquidated damages, in lieu of all other damages and remedies of Purchaser, and that damages in the event of such termination by Purchaser would be extremely difficult to determine and that such amount to be paid Purchaser represents a fair and reasonable estimate of such damages to Purchaser under the circumstances and does not constitute a penalty). In order to allow Seller an opportunity to cure, Purchaser shall provide prompt written notice of any circumstances which it believes would indicate that Seller may be in material breach or default under this Agreement. Notwithstanding anything to the contrary contained in this Agreement, upon any termination of this Agreement pursuant to Section 10.1, or as otherwise provided in this Agreement, Seller shall be free immediately to enjoy all rights of ownership of the Assets and may sell, transfer, encumber or otherwise dispose of the Assets to any party without any restriction under this Agreement and without any impairment of its rights hereunder to recover damages from Purchaser arising from any default hereunder by Purchaser; provided, that Seller's right to seek specific performance of Purchaser's obligations hereunder shall be waived upon any such disposition of the Assets and that its right to seek or recover any other damages from Purchaser shall be waived upon its express election to retain all or a portion of the Deposit.


                                ARTICLE 11. TAXES

         11.1. Apportionment of Ad Valorem and Property Taxes. All ad valorem taxes, real property taxes, personal property taxes, and similar obligations concerning the Assets with respect to the tax period in which the Effective Time occurs ("Property Taxes") shall be apportioned as of the Effective Time between Seller and Purchaser. Seller shall file or cause to be filed all required reports and returns incident to the Property Taxes and shall pay or cause to be paid to the taxing authorities all Property Taxes relating to the tax period in which the Effective Time occurs. Purchaser shall pay to Seller Purchaser's pro rata portion of Property Taxes within thirty (30) days after receipt of Seller's invoice therefor.

         11.2. Sales Taxes. The Purchase Price excludes any sales taxes or other taxes required to be paid in connection with the sale of property pursuant to this Agreement. Purchaser shall be liable for all sales, gross receipts, use and other taxes, conveyance, transfer and recording fees and real estate transfer stamps or taxes that may be imposed on any transfer of property pursuant to this Agreement. These taxes shall be collected and remitted under applicable law. Purchaser shall indemnify and hold Seller harmless with respect to the payment of any of these taxes including any interest or penalties assessed thereon.

         11.3. Other Taxes. All taxes (other than income taxes) which are imposed on or with respect to the production of oil, natural gas or other hydrocarbons or minerals or the receipt of proceeds therefrom (including but not limited to severance, production, and excise taxes) shall be apportioned between the parties based upon the respective shares of production taken by the parties as to the Assets, prior to and after the Effective Time.. From and after Closing, Purchaser shall be responsible for paying or withholding or causing to be paid or withheld all such taxes and for filing all statements, returns, and documents incident thereto.

         11.4. Cooperation. Each party to this Agreement shall provide the other party with reasonable access to all relevant documents, data and other information which may be required by the other party for the purpose of preparing tax returns and responding to any audit by any taxing jurisdiction. Each party to this Agreement shall cooperate with all reasonable requests of the other party made in connection with contesting the imposition of taxes. Notwithstanding anything to the contrary in this Agreement, neither party to this Agreement shall be required at any time to disclose to the other party any tax return or other confidential tax information.


                       ARTICLE 12. CONDITION OF THE ASSETS

         12.1. Prior Use of Assets. THE ASSETS AND PROPERTY HAVE BEEN USED OR MAY HAVE BEEN USED FOR EXPLORATION, DEVELOPMENT, PRODUCTION, STORAGE, TREATMENT, PROCESSING, AND TRANSPORTATION OF OIL AND GAS AND RELATED OIL FIELD OPERATIONS. PHYSICAL CHANGES IN THE PROPERTY MAY HAVE OCCURRED AS A RESULT OF SUCH USES. THE ASSETS OR THE PROPERTY ALSO MAY INCLUDE BURIED PIPELINES, WASTES AND OTHER EQUIPMENT, WHETHER OR NOT OF A SIMILAR NATURE, THE LOCATIONS OF WHICH MAY BE HIDDEN OR NOT NOW BE KNOWN OR NOT READILY APPARENT BY A PHYSICAL INSPECTION OF THE AFFECTED ASSETS. HYDROCARBONS AND OTHER SUBSTANCES, INCLUDING HAZARDOUS SUBSTANCES, MAY HAVE COME TO BE RELEASED OR LOCATED ON OR BENEATH THE SURFACE OF THE ASSETS OR THE PROPERTY.

         12.2. Assumption of Assets in Present Condition. PURCHASER ACKNOWLEDGES THAT (i) THE CONSUMMATION OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY BY PURCHASER SHALL BE SOLELY ON THE BASIS OF ITS OWN INVESTIGATION OF THE PHYSICAL CONDITION OF THE ASSETS AND PROPERTY, INCLUDING, WITHOUT LIMITATION, SUBSURFACE CONDITION; (ii) THE ASSETS AND PROPERTY HAVE BEEN USED IN THE MANNER AND FOR THE PURPOSES SET FORTH ABOVE AND THAT PHYSICAL CHANGES TO THE ASSETS AND THE PROPERTY MAY HAVE OCCURRED AS A RESULT OF SUCH USE; AND (iii) NORM AND ASBESTOS OR MAN-MADE MATERIAL FIBERS (COLLECTIVELY "MMMF") MAY BE PRESENT AT SOME LOCATIONS. PURCHASER ACKNOWLEDGES THAT NORM IS A NATURAL PHENOMENON ASSOCIATED WITH MANY OIL FIELDS IN THE UNITED STATES AND THROUGHOUT THE WORLD. PURCHASER SHALL MAKE ITS OWN DETERMINATION OF THIS PHENOMENON AND OTHER CONDITIONS. SELLER DISCLAIMS ANY LIABILITY ARISING OUT OF OR IN CONNECTION WITH ANY PRESENCE OF NORM OR MMMF ON OR AFFECTING THE ASSETS OR THE PROPERTY. AT CLOSING, PURCHASER SHALL ASSUME THE RISK THAT THE ASSETS OR THE PROPERTY MAY CONTAIN WASTES OR CONTAMINANTS AND ADVERSE PHYSICAL CONDITIONS, INCLUDING THE PRESENCE OF PIPELINES, EQUIPMENT AND OTHER ITEMS OF PERSONAL PROPERTY, TANK BOTTOMS, HEATER TREATER SLUDGE, AND WASTES OR CONTAMINANTS WHICH MAY NOT HAVE BEEN REVEALED BY PURCHASER'S INVESTIGATION. AT CLOSING, ALL RESPONSIBILITY AND LIABILITY RELATED TO DISPOSALS, SPILLS, WASTES, OR CONTAMINATION, OR OTHER ADVERSE PHYSICAL CONDITIONS ON, BELOW, OR RELATED TO OR AFFECTING THE ASSETS AS WELL AS THE PROPERTY SHALL, EXCEPT AS SET FORTH IN SECTION 9.11, BE ASSUMED BY PURCHASER AND PURCHASER SHALL, NOTWITHSTANDING WHEN THE BASIS FOR ANY CLAIM, ACTION, SUIT, JUDGMENT (INCLUDING, WITHOUT

LIMITATION, THOSE FOR DEATH, PERSONAL INJURY OR PROPERTY DAMAGE) SHALL HAVE OCCURRED OR MAY OCCUR, INDEMNIFY, DEFEND AND HOLD SELLER AND SELLER'S AFFILIATES AND THEIR RESPECTIVE REPRESENTATIVES HARMLESS THEREFROM PURSUANT TO THIS AGREEMENT.

         12.3. Casualty Loss. In the event of any material damage by fire or other casualty to any of the Assets prior to the Closing ("Casualty Loss"), this Agreement shall remain in full force and effect, and as to each affected Asset, Seller shall at its election either collect (and when collected pay over to Purchaser) or assign to Purchaser any and all insurance (including without limitation self-insurance) claims related to such damage, and Purchaser shall take title to the affected Asset without reduction in the Purchase Price, except to the extent of the amount of the deductible under such insurance policies.

         12.4. No Year 2000 Compliance. Purchaser accepts all the risk and expense arising from or related to the lack of year 2000 compliance with regard to any and all of the Assets. Seller makes no representations or warranties, and expressly negates and disclaims all such representations and warranties, regarding the Assets' compliance with regard to year 2000 matters.


                            ARTICLE 13. MISCELLANEOUS

         13.1. Governing Law. This Agreement and all instruments executed in accordance herewith shall be governed by and interpreted in accordance with the laws of the State of Texas, without regard to conflict of law rules that would direct application of the laws of another jurisdiction, except to the extent that it is mandatory that the law of the jurisdiction wherein the Assets are located shall apply. Subject to Section 13.24, in the event of any litigation or other proceeding in connection with this Agreement, the exclusive venue for any such proceeding shall be in a court of competent jurisdiction located in Dallas County, Texas, and the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs incurred therein from the other party, in addition to any damages awarded. Purchaser agrees to accept service of process by certified mail.

         13.2. Entire Agreement. This Agreement, all agreements and instruments executed in connection herewith, and the Confidentiality Agreement dated April 30, 1999, between Purchaser and Seller (the "Confidentiality Agreement")constitute the entire agreement between the Parties and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. The Confidentiality Agreement remains in full force and effect in accordance with its terms. Purchaser may disclose confidential information covered by the Confidentiality Agreement to its lenders and potential lenders and to potential purchasers of portions of the Assets, and such lenders potential lenders, and potential purchasers shall be bound and subject to the terms of the Confidentiality Agreement with Purchaser being responsible for any breaches of said Confidentiality Agreement by said parties. No supplement, amendment, alteration, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the Parties hereto. The delivery and/or recordation of the assignments or other instruments to be delivered pursuant to this Agreement shall not cause, under the doctrine of merger, confusion or otherwise, the extinguishment of any representations, warranties or agreements contained in this Agreement. In the event of any conflict between the terms of this Agreement and the terms of such assignments or instruments, the terms of this Agreement shall govern and control.

         13.3. Waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         13.4. Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

         13.5. Assignability. Purchaser shall not assign (whether before, at or after Closing) this Agreement or any of its rights or obligations hereunder, except as set forth below in this Section 13.5, without the prior written consent of the Seller, which may be withheld or conditioned for any or no reason. Any assignment made without such consent shall be void. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns; however, in any event Purchaser shall remain responsible and liable for the performance of the obligations of Purchaser under this Agreement in addition to said successors and assigns. At Purchaser's written request delivered to Seller on or before the fifth (5th) Business Day before the Closing Date, Purchaser may substitute the name of a financially-qualified third party entity for the purposes of receiving the Assignment and Bill of Sale for a Gas Plant if such party is capable to Sellers reasonable satisfaction, of assuming and expressly does assume, in a writing acceptable to Seller, all the obligations, liabilities, indemnities and responsibilities of Purchaser under this Agreement with regard or relation to such Gas Plant (as if such third party were an original signatory Purchaser to this Agreement, but only with respect to such Gas Plant), with Purchaser also remaining liable therefor.

         13.6. Notices. Any notice provided or permitted to be given under this Agreement shall be in writing, and may be served by personal delivery, facsimile, or by registered or certified U.S. mail, addressed to the Party to be notified, postage prepaid, return receipt requested. Notice deposited in the mail in the manner hereinabove described shall be deemed to have been given and received on the date of the delivery as shown on the return receipt. Notice served in any other manner (including by facsimile delivery) shall be deemed to have been given and received only if and when actually received by the addressee. For purposes of notice, the addresses of the Parties shall be as follows:

                  SELLER:

                  PIONEER NATURAL RESOURCES USA, INC.
                  Attn:  Ray Alameddine and W.T. Howard
                  1400 Williams Square West
                  5205 North O'Connor Blvd.
                  Irving, Texas 75039-3746
                  Telephone:        972/444-9001
                  Facsimile:        972/969-3570

                  PURCHASER:

                  PRIZE ENERGY CORP.
                  ATTN: PHILIP B. SMITH
                  20 E. 5TH STREET, SUITE 1400
                  TULSA, OKLAHOMA 74103
                  TELEPHONE: (918)_582-5532          FACSIMILE: (918) 582-1547

         Each Party shall have the right, upon giving three (3) days prior notice to the other in the manner hereinabove provided, to change its address for purposes of notice to any other appropriate street address.

         13.7. WAIVER OF CONSUMER RIGHTS/DTPA Waiver. TO THE EXTENT APPLICABLE TO THE ASSETS OR ANY PORTION THEREOF, PURCHASER HEREBY VOLUNTARILY WAIVES THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES ACT, CHAPTER 17, SUBCHAPTER E, SECTIONS 17.41 THROUGH 17.63, INCLUSIVE (OTHER THAN SECTION 17.555, WHICH IS NOT WAIVED), TEX. BUS. & COM. CODE., A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. IN ORDER TO EVIDENCE ITS ABILITY TO GRANT SUCH WAIVER, PURCHASER HEREBY REPRESENTS AND WARRANTS TO SELLER THAT IT (i) IS IN THE BUSINESS OF SEEKING OR ACQUIRING, BY PURCHASE OR LEASE, GOODS OR SERVICES FOR COMMERCIAL OR BUSINESS USE; (ii) HAS CONSULTED WITH AN ATTORNEY OF PURCHASER'S OWN CHOOSING;
(iii) HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL, BUSINESS AND OIL AND GAS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTIONS CONTEMPLATED HEREBY; (iv) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION; AND (v) THAT THIS WAIVER IS A MATERIAL AND INTEGRAL PART OF THIS AGREEMENT AND THE CONSIDERATION THEREOF. IN ADDITION, PURCHASER WAIVES ITS RIGHTS UNDER ALL OTHER CONSUMER PROTECTION STATUTES APPLICABLE TO THIS TRANSACTION AND /OR THE ASSETS OR THIS AGREEMENT TO THE MAXIMUM EXTENT THAT SUCH STATUTES MAY BE WAIVED.

         13.8. Expenses. Each Party shall be solely responsible for all expenses incurred by it in connection with this transaction (including, without limitation, fees and expenses of its own legal counsel and accountants).

         13.9. Severability. If a court of competent jurisdiction finds any clause or provision of this Agreement to be void, invalid, or otherwise unenforceable, the other clauses and provisions shall remain in full force and effect and the clauses and provisions which are determined to be void, invalid or unenforceable shall be limited so that they shall remain in effect to the full extent permissible by law.

         13.10. Damages. The Parties waive any rights to special, indirect, punitive, exemplary, or consequential damages resulting from a breach of this Agreement.

         13.11. No Third Party Beneficiary. This Agreement is not intended to create, nor shall it be construed to create, any rights in any third party under doctrines concerning third party beneficiaries.

         13.12. Survival. The representations and warranties of the parties under this Agreement shall not survive, but shall terminate upon and be extinguished by, Closing; provided, however, that all representations, warranties, waivers, disclaimers, releases, covenants, agreements and indemnities contained entirely within Sections 1.2, 1.3, 2.3, 3.4, 3.6, 4.4, 4.11, 4.12, 5.4, 5.5, 5.6, 5.7, 5.8, 5.10 and 5.11, and Articles 9, 11, 12 and
13 of this Agreement shall survive the Closing, and notwithstanding anything herein to the contrary, Purchaser expressly agrees and acknowledges that it shall have no remedy or recourse against Seller or its Affiliates or any of their respective Representatives with respect to the condition of the Assets or Property or any representation or warranty made in connection with this Agreement, except as expressly provided by Section 3.6.

         13.13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13.14. Not to be Construed Against Drafter. Purchaser and Seller acknowledge that they have read this Agreement, have had the opportunity to review it with an attorney of their respective choice, and have agreed to all its terms. Under these circumstances, Purchaser and Seller agree that the rule of construction that a contract be construed against the drafter shall not be applied in interpreting this Agreement and that in the event of any ambiguity in any of the terms or conditions of this Agreement, including any exhibits hereto and whether or not placed of record, such ambiguity shall not be construed for or against any Party hereto on the basis that such Party did or did not author the same.

         13.15. Waiver of Jury Trial. SUBJECT TO THE LIMITATIONS OF SECTION 13.24, SELLER AND PURCHASER DO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER LEGAL PROCEEDING BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT THE RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         13.16. Publicity. Seller and Purchaser shall consult with each other with regard to all publicity and other releases and disclosures to be made prior to, at or after Closing concerning this Agreement and the transactions contemplated hereby, which are not otherwise expressly permitted by the Confidentiality Agreement, and, except as required by applicable law or the applicable rules or regulations of any governmental body or stock exchange, neither Party shall make any disclosure or issue any publicity or other release without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed.

         13.17. Accounting.

         A. Seller shall deliver to Purchaser on or before the fourth Business Day prior to Closing a preliminary settlement statement setting forth any adjustments to the Purchase Price provided for in or required by this Agreement including, without limitation, items such as the Purchase Price, Deposit, expenses, prepaid items, revenue received, Property Taxes, excise and energy taxes, copying and recording fees, to the extent such information is available or estimated by Seller on or before Closing (the "Preliminary Settlement Statement"). The Preliminary Settlement Statement shall be prepared in accordance with this Agreement and with standard industry and accounting practices. In connection with the preparation of the Preliminary Settlement Statement, the Purchase Price shall be (1) increased by (a) the costs and expenses that are attributable to the Assets for the period from the Effective Time to the Closing Date that are paid, incurred or assessed by Seller (including, but not limited to, Seller's internal cost for administrative overhead for each well operated by Seller at the rate of $435.00 per well per month for wells not otherwise subject to an applicable COPAS overhead rate under an operating agreement and an amount equal to the applicable COPAS overhead rate less any non-operator billed overhead amounts that have actually been received by Seller for wells subject to an applicable COPAS under an operating agreement), and (b) other amounts due Seller and contemplated hereby, and
                  (2) reduced by (a) proceeds received by Seller for hydrocarbons attributable to the Subject Properties produced after the Effective Time, and (b) other amounts due Purchaser and contemplated hereby.

         B. Within 150 days after the Closing, Seller shall prepare, in accordance with this Agreement and with standard industry and accounting practices, and deliver to Purchaser, a final accounting statement showing the proration calculation of credits and payment obligations of Purchaser and Seller hereunder. As soon as reasonably practicable after receipt thereof, Purchaser shall deliver to Seller a written report containing any changes that Purchaser proposes to be made to such statement. The Parties shall use their best efforts to reach agreement (the "Final Accounting") on the final accounting statement on or before the fifteenth (15) Business Day after Purchaser's receipt of the final accounting statement (such date the "Final Accounting Date", whether or not Seller and Purchaser have agreed on the Final Accounting). Once the Final Accounting has been agreed to by Purchaser and Seller, there shall be no further adjustments to the Cash Purchase Price and Seller shall within thirty (30) days send a check to Purchaser for the agreed amount owed by Seller or invoice Purchaser for the amount owed by Purchaser, and Purchaser shall pay Seller the invoice amount within thirty
                  (30) days of the date of said invoice.

         13.18. Operatorship. Seller does not represent to Purchaser that Purchaser will automatically succeed to the operatorship of any given Subject Property as to which Seller is currently the operator. Purchaser recognizes and agrees that Purchaser will be required to comply with applicable operating agreements, unit operating agreements or other similar contracts relating to any elections or other selection procedures in order to succeed Seller as operator.



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         13.19. HSR Act. The Parties shall exercise their best efforts to file
(or to cause their ultimate parent entities to file) with the United States Federal Trade Commission and the United States Department of Justice all notifications and reports required for the transaction contemplated hereby under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act"), and shall request early termination of the prescribed waiting period. The Parties will reasonably cooperate with each other in regards to providing information to each other to facilitate the necessary filing. Both Parties shall use their best efforts to promptly supply any supplemental or additional information which may be requested in connection therewith pursuant to the HSR Act and shall comply in all material respects with the requirements of the HSR Act. Closing of the transaction contemplated hereby shall not occur unless and until all necessary filings and notifications under the HSR Act have been made, including the provision of any required additional information or documents, and the waiting period referred to in such Act shall have expired or terminated. Subject to this Agreement, if the waiting period expires or terminates prior to the Closing Date, the Parties will proceed to Closing on the Closing Date and if the waiting period expires or terminates after the scheduled Closing Date, the Parties shall close the subject transaction on or prior to the fourth day after the expiration or termination of said waiting period.

         13.20. Seller's Employees. Purchaser will interview and evaluate in accordance with its normal employment procedures those Persons employed by Seller as field personnel in the capacity of pumper, foreman, operator, technician, mechanic, superintendent, repairman, utility man, or other similar field classifications in connection with the Subject Properties (such Persons being identified in a letter of even date herewith from Seller to Purchaser) who may desire to be considered for employment by Purchaser, and Purchaser will offer in writing employment to those Persons for whom Purchaser in its sole discretion determines a need. If Purchaser fails to offer such employment to all of such Persons, as provided below, Purchaser shall not, as a result of such failure, otherwise be in default under this Agreement, but shall be required to reimburse Seller for severance benefits paid by Seller to each such Person not offered employment by Purchaser; provided, that such reimbursement shall not exceed that amount determined by multiplying each such employee's normal weekly wage by twelve (12). Persons offered employment with Purchaser will be offered employment at their current work location at whatsoever wages may be determined by Purchaser and Purchaser's customary benefits. For persons hired by Purchaser, Purchaser will (i) give all such Persons credit for years of employment with Seller or its Affiliates, and (ii) waive or cause the waiver of all waiting periods required before new employees of Purchaser are normally entitled to Purchaser's employee benefits of any and all nature, or make other accommodations equivalent to such a waiver. If Purchaser offers a job to such Person or Persons (a) at the same wages which that Person currently receives from Seller and on the other terms and conditions described in the immediately preceding sentence, regardless of whether such Persons accepts employment with Purchaser, Purchaser shall have no severance obligation with respect to that Person under this Agreement, except as specifically set forth below; and (b)at less than the terms or conditions described in the immediately preceding two sentences or at lower wages than currently being received from Seller, and such Persons accept the offered employment, then Purchaser shall pay to Seller at Closing an amount equal to four weeks wages of the normal wages for each such Person. All offers shall be



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

made prior to Closing, but shall be contingent upon the occurrence of Closing and such employment shall not commence until Closing. If any such Person employed by Purchaser is terminated by Purchaser within six (6) months of Closing, except for cause, Purchaser shall pay such Person a severance benefit equal to the amount determined by multiplying each such employee's normal weekly wage by ten (10). Purchaser shall have no obligation under this Section 13.20 with respect to Persons offered employment by Purchaser pursuant to this Section
13.20 who decline such employment, except that the foregoing provisions of this
Section 13.20 shall apply to the extent that such Person accepts employment with Purchaser or any of its Affiliates within twelve (12) months of Closing. Without the express written permission of Seller, Purchaser shall not consider for employment, solicit or contact employees of either Seller for the purpose of hiring same unless such Persons are identified in the letter from Seller to Purchaser identified in this Section 13.20.

         13.21. Time of Performance. Time is of the essence in the performance of all covenants and obligations under this Agreement.

         13.22. No Partnership Created. It is not the purpose or intention of this Agreement to create (and it shall not be construed as creating) a joint venture, partnership or any type of association, and the Parties are not authorized to act as agent or principal for each other with respect to any matter related hereto.

         13.23. EXPRESS NEGLIGENCE RULE; CONSPICUOUSNESS. BUYER ACKNOWLEDGES THAT THE PROVISIONS IN THIS AGREEMENT THAT ARE SET OUT IN ITALICS, IN BOLD, UNDERLINE OR CAPITALS, OR ANY COMBINATION THEREOF, SATISFY THE REQUIREMENTS FOR THE EXPRESS NEGLIGENCE RULE AND/OR ARE CONSPICUOUS.

         13.24. Arbitration. Because of the high cost of litigation in dollars, time and resources, Purchaser and Seller intend to and do hereby establish an efficient, fair and binding out-of-court dispute resolution procedure to be followed in the unlikely event any claim or controversy should arise between the parties after the date hereof out of or concerning in any respect any of the following:

                  (1) the Property or Assets or either Seller's or Purchaser's conduct with respect to the Property or Assets, either before, on, or after the Effective Time, or

                  (2) the conduct of Seller or Purchaser prior to the execution of this Agreement or the conduct of Seller or Purchaser prior to the Closing Date or Effective Time (whichever is later),

                  (3) the performance, applicability, validity, enforceability, or interpretation of the Agreement or any provision in this Agreement or any Closing or post-Closing documents, or

                  Accordingly, Purchaser, its successors, and assigns, and Seller agree that any claim or controversy as described above of whatever nature, including, but not limited to, any



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

action in tort, contract, or any statutory action (hereinafter referred to as "Disputed Claim" or "Disputed Claims" in this section), or the arbitrability of any such Disputed Claim, shall be resolved in accordance with the terms, conditions, and procedures set forth and will be binding on Purchaser, its successors, and assigns, and Seller. Neither Purchaser, its successors, or assigns, nor Seller will prosecute or commence any suit or action against the other Party relating to any matters that are subject to this Section 13.24.

                  Notwithstanding the above, any Disputed Claim by Purchaser for which Purchaser has given notice to Seller prior to Closing that is not settled prior to Closing and any Disputed Claim by either party arising out of facts that are the subject of existing or prospective litigation filed by a third party at any time against Purchaser or Seller will, at Seller's sole option, not be subject to this Section 13.24.

                  Unless expressly provided otherwise in this Agreement, any and all disputed claims arising under the terms of or in connection with this Agreement shall be referred to and resolved through the use of binding arbitration using three (3) arbitrators, in accordance with the commercial arbitration rules of the American Arbitration Association, and the Federal Arbitration Act (Title 9 of the United States Code). If there is any inconsistency between such rules and any statute, such statute shall control the rights and obligations of the parties. Further, if there is any inconsistency between this Section 13.24 and any statute or such rules, the terms of this
Section 13.24 shall control the rights and obligations of the Parties. Arbitration shall be initiated within the applicable time limits set forth in this Agreement and not thereafter or, if no time limit is given, within the time period allowed by the applicable statute of limitations. Arbitration shall be initiated by one (1) Party ("Claimant") serving written notice on the other Party ("Respondent") that the Claimant elects to refer the arbitrable dispute to binding arbitration, and that the Claimant has appointed an arbitrator, who shall be identified in such notice. The Respondent shall respond to the Claimant within thirty (30) days after receipt of Claimant's notice, identifying the arbitrator Respondent has appointed. The two (2) arbitrators so chosen shall select a third arbitrator (who must have not less than ten (10) years experience as an oil and gas lawyer) within thirty (30) days after the second arbitrator has been appointed. If they fail to do so, either Party may request the judge of the United States District Court for the Northern District of Texas having greatest tenure, but not yet on retired or senior status, to appoint the third arbitrator. If that judge fails to do so within thirty (30) days, either Party may request the judge of that court next senior to name the third arbitrator, and if that judge fails to do so after ten (10) days, either Party may make the request of the judge of that court next senior, and so on, until the Board of Arbitration is constituted. Seller shall pay the compensation and expenses of the arbitrator named by or for it, and Purchaser shall pay the compensation and expenses of the arbitrator named by or for it. Seller and Purchaser shall each pay one-half of the compensation and expenses of the third arbitrator. Unless expressly provided otherwise in this Agreement, all arbitrators must be neutral parties who have never been officers, directors or employees of the Parties or any of their Affiliates. Additionally, unless expressly provided otherwise in this Agreement, the two (2) arbitrators named by the Parties must have not less than ten (10) years experience in the oil and gas industry, and must have a formal education in the area in dispute (i.e., accounting for an accounting dispute, etc.). The hearing shall be commenced within thirty (30) days after the selection of the third arbitrator. The Parties and the arbitrators shall proceed diligently and in good faith in order that



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the award shall be made as promptly as possible. The decision of the arbitrators shall be by majority vote if unanimity is not attained, shall be rendered in writing and shall be binding on and non-appealable by the Parties. The arbitrators shall not have the authority to grant or award indirect, consequential, punitive or exemplary damages. The sole forum for the arbitration shall be Dallas, Texas and all hearings shall be conducted in Dallas, Texas.

         13.25 Filing and Recording. Purchaser will file or record the various originals of the Assignment and Bill of Sale and other conveyancing documents promptly after Closing at Purchaser's sole cost. If Purchaser fails to promptly record such documents then Seller may record such documents. Purchaser shall reimburse Seller for the costs of filing, recording, and other reasonable fees actually incurred by Seller if Seller records or files said documents, such costs or fees to be used in the Final Accounting Settlement. The recording Party will provide either the original or photocopies of the recorded documents, including the recording data, to the non-recording Party promptly.

         13.26 Removal of Signs. Seller may either remove its name and signs from the Seller-operated Assets and Property or require Purchaser to do so for those Assets that it will operate. If Seller's name or signs remain on the Property or Assets after Seller ceases to be operator and Purchaser has become operator, Purchaser must (a) remove any remaining signs and references to Seller promptly, but no later than the time required by applicable regulations or forty-five days after Seller ceases to be operator, whichever occurs first, (b) install signs complying with applicable governmental regulations, including signs showing Purchaser as operator of the Assets it operates, and (c) notify Seller of the removal and installation. Seller reserves a right of access to the Assets and Property after it ceases to be operator to remove its signs and name from all Wells, facilities and Property, or to confirm that Purchaser has done so for the Assets operated by Purchaser. If Seller removes signs because Purchaser has not done so, Seller will charge its costs to Purchaser, and Purchaser will pay the invoice within fifteen days of receipt.

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

         13.27 Transition Agreement. On or before Closing the Parties may choose to enter into an agreement for the continued operation of the Assets, or a portion thereof, substantially in the form attached hereto as Schedule 13.27 with the term and Seller's fee or compensation to be mutually agreed upon.

         EXECUTED as of the date first set forth above.

SELLER:

PIONEER NATURAL RESOURCES USA, INC.         PIONEER RESOURCES PRODUCING L.P.
                                            By:      Pioneer Resources, Inc. its General
                                                     Partner

By:                                         By:
         ------------------------------              ----------------------------
         W. T. Howard                                W. T. Howard
         Sr. Vice President                          Vice President

PURCHASER:

PRIZE ENERGY CORP.


By:
         ------------------------------
         Philip B. Smith
         President




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